UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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eLOYALTY CORPORATION

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150 Field Drive, Suite 250

Lake Forest, Illinois 60045

April 11, 2008

Dear eLoyalty Stockholder:

On behalf of the Board of Directors and management of eLoyalty Corporation, I cordially invite you to attend the 2008 Annual Meeting of eLoyalty’s stockholders. The Annual Meeting will be held at 9:00 a.m. Central time on Thursday, May 15, 2008 at the La Quinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, IL 60015.

At this year’s Annual Meeting, the agenda includes the proposed election of two current Class III Directors, the approval of an amendment and restatement of the eLoyalty Corporation 1999 Stock Incentive Plan and the ratification of eLoyalty’s independent public accountants for 2008. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, stockholders will have an opportunity to comment and ask appropriate questions.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.

Sincerely,

Kelly D. Conway

President and Chief Executive Officer

eLOYALTY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2008

The Annual Meeting of eLoyalty’s stockholders will be held at 9:00 a.m. Central time on Thursday, May 15, 2008, at the LaQuinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, IL 60015 for the following purposes:

1.	To elect two Class III Directors to serve for an ensuing term of three years;

2.	To approve the amendment and restatement of the eLoyalty Corporation 1999 Stock Incentive Plan to, among other things, increase the number of shares available for issuance under the Plan by 1,500,000 shares;

3.	To ratify Grant Thornton LLP as eLoyalty’s independent public accountants for 2008; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items are more fully described in the following pages of the Proxy Statement.

The record date for the Annual Meeting was the close of business on March 28, 2008. Only stockholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at eLoyalty’s offices at 150 Field Drive, Suite 250, Lake Forest, Illinois, during normal business hours for ten days prior to the Annual Meeting.

Your vote is important. Stockholders are urged to submit a proxy with their voting instructions as promptly as possible, whether or not they intend to attend the meeting in person. Record holders of eLoyalty shares as of the record date may submit their proxies with voting instructions by using a toll-free telephone number (within the U.S. or Canada) or the Internet. Instructions for using these convenient services are set forth on the enclosed proxy card. Of course, you also may submit a proxy containing your voting instructions by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid reply envelope.

By Order of the Board of Directors,

Steven H. Shapiro

Vice President, General Counsel and Corporate Secretary

Lake Forest, Illinois

April 11, 2008

PROXY STATEMENT

i

eLoyalty Corporation 150 Field Drive, Suite 250 Lake Forest, Illinois 60045

PROXY STATEMENT

FOR

2008 ANNUAL MEETING OF STOCKHOLDERS

PROXY AND VOTING INFORMATION

The Board of Directors (the “Board”) of eLoyalty Corporation (“eLoyalty” or the “Company”) is soliciting your proxy for use at the 2008 Annual Meeting of Stockholders of eLoyalty and any postponements or adjournments thereof (the “Annual Meeting”). These proxy materials, together with a copy of eLoyalty’s Annual Report, are first being mailed to eLoyalty stockholders beginning on or about April 11, 2008.

Who May Vote. Holders of record of shares of eLoyalty Common Stock, $0.01 par value per share (“Common Stock”), and holders of record of shares of eLoyalty 7% Series B Convertible Preferred Stock, $0.01 par value per share (“Series B Stock”; together with the Common Stock, “eLoyalty Stock”), at the close of business on March 28, 2008 (the “Record Date”) may vote at the Annual Meeting. On that date, 13,807,716 shares of eLoyalty Stock, comprising 10,176,169 shares of Common Stock and 3,631,547 shares of Series B Stock, were outstanding and entitled to be voted at the Annual Meeting. Each share of eLoyalty Stock entitles the holder to one vote and both classes of eLoyalty Stock will vote together as a single class.

How to Vote. If you are a holder of record of eLoyalty Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods.

•	Through the Internet: Go to the web address, www.proxyvote.com and follow the instructions on the proxy card.

•	By Telephone: Call 1-800-690-6903 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on the proxy card.

•	By Mail: Complete, sign and mail the proxy card in the enclosed envelope.

If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you want to vote in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

If you hold your shares of eLoyalty Stock in “street name” through a broker, nominee, fiduciary or other custodian, you should check the voting form used by that firm to determine whether you may vote by telephone or through the Internet. If so, use the different toll-free telephone number and Web site address provided on that firm’s voting form for its beneficial owners.

How Proxies Work. Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you sign and return a proxy card without indicating your voting instructions, the proxies named on the proxy card will vote your shares FOR the election of the nominees for director shown under “Director Election” on the following pages, FOR approval of the amendment and restatement of the 1999 Stock Incentive Plan and FOR ratification of Grant Thornton LLP as eLoyalty’s independent public accountants for 2008.

Revocation of Proxies. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

•	submitting a new proxy that is properly signed with a later date;

•	voting again at a later date by telephone or through the Internet—your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;

•

sending a properly signed written notice of your revocation to eLoyalty’s Corporate Secretary, at eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, Attention: Corporate Secretary; or

•	voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

Quorum. In order to conduct the business of the Annual Meeting, eLoyalty must have a quorum. A quorum requires the presence, in person or by proxy, of a majority of the 13,807,716 shares of eLoyalty Stock outstanding on the Record Date. Proxies that are submitted by brokers as holders of record and that do not indicate a vote for some of the proposals, because the brokers have not received instructions from their customers or other beneficial owners on how to vote on those proposals and do not have discretionary voting authority, are called “broker non-votes.” We count abstentions, votes withheld with respect to the election of the director nominees and broker non-votes as present at the Annual Meeting for the purpose of determining a quorum.

Required Votes. The nominees for director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees who receive the greatest number of votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for a nominee are not counted for this purpose and will not affect the outcome of the election. eLoyalty’s organizational documents do not provide for cumulative voting for directors. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked ABSTAIN with respect to any such matter will not be voted, although it will be counted for purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote on such items. Broker non-votes will not be voted on such other items but will be counted in determining whether there is a quorum with respect to such items. Under Delaware law, dissenters’ rights are not available to holders of eLoyalty Stock in connection with Proposals 1, 2 and 3.

PROPOSAL 1: DIRECTOR ELECTION

General

The business and affairs of eLoyalty are managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies relating to the overall performance of eLoyalty, rather than day-to-day operating details.

The Board is divided into three classes, each of which is elected for a three-year term. Only one class of directors stands for election at each annual meeting of eLoyalty’s stockholders. At this year’s Annual Meeting, the Class III Directors stand for election. Two directors, Kelly D. Conway and Michael J. Murray, have been nominated by the independent members of the Board to stand at the Annual Meeting for election to a three-year term expiring at the 2011 annual meeting of stockholders. If for any reason either Mr. Conway or Mr. Murray becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee and would vote for the substitute nominee selected by the independent members of the Board. It is not anticipated that either Mr. Conway or Mr. Murray will be unavailable for election.

The following sets forth information regarding the nominees for election as directors at this Annual Meeting and each director continuing in office, including his age, present principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Director of eLoyalty.

Nominees for Election as Class III Directors at this Annual Meeting (to a three-year term expiring at the 2011 Annual Meeting):

Kelly D. Conway, age 51, is the President and Chief Executive Officer of eLoyalty, a position he has held since its incorporation in May 1999 as a subsidiary of Technology Solutions Company (“TSC”). Mr. Conway joined TSC in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995 and became Group President in October 1998. He has been a director of eLoyalty since May 1999.

Michael J. Murray, age 63, is the retired President of Global Corporate and Investment Banking at Bank of America Corporation, a banking and financial services company. He held such office from 1998 until his retirement in July 2000. From March 1997 until the merger between Bank of America and NationsBank in 1998, Mr. Murray headed Bank of America Corporation’s Global Wholesale Bank and was responsible for its business with large corporate, international and government clients around the world. Mr. Murray was named a Bank of America Vice Chairman and head of the United States and International Groups in September 1995. He serves as a Director of Con-Way Inc. Mr. Murray has been a director of eLoyalty since June 1999.

THE eLOYALTY BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF KELLY D. CONWAY AND MICHAEL J. MURRAY.

Class I Directors whose Present Terms Continue until the 2009 Annual Meeting:

Tench Coxe, age 50, is a managing director of the general partner of Sutter Hill Ventures, a California limited partnership (“Sutter Hill”), a venture capital company located in Palo Alto, California, and has held that position since 1987. Mr. Coxe is a director of NVIDIA Corporation and various private companies. He has been a director of eLoyalty and the Chairman of the Board since February 2000.

John T. Kohler, age 61, is the former President and Chief Executive Officer of TSC, which included eLoyalty as a division prior to its spin-off in February 2000. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993 and became President and Chief Operating Officer in 1994. Mr. Kohler has been a director of eLoyalty since May 1999.

Class II Directors whose Present Terms Continue until the 2010 Annual Meeting:

Henry J. Feinberg, age 55, is a venture partner of Technology Crossover Ventures (“TCV”), a venture capital firm located in Palo Alto, California. Since 2000, Mr. Feinberg has served in various roles with TCV, including venture partner and general partner. He has been a director of eLoyalty since May 2007.

John C. Staley, age 66, is the former Managing Partner—Lake Michigan Area of Ernst & Young LLP, a global audit and tax firm, a position that he held from 1985 to his retirement in June 2001. Mr. Staley is a Director of Hospira, Inc., as well as various private companies. Mr. Staley has been a director of eLoyalty since August 2002.

Board Processes and Committees

General

The Board held five meetings during the fiscal year ended December 29, 2007. During this period, each of the incumbent directors attended 75% or more of the aggregate number of meetings of the Board and of the Board committees on which he served that were held. The Board met in executive session four times in 2007. eLoyalty does not have a specific policy regarding Board members’ attendance at its annual stockholders’ meetings. The 2007 Annual Meeting was attended by two directors, Mr. Conway and Mr. Murray.

The Board has determined that five of its six directors—Messrs. Coxe, Feinberg, Kohler, Murray and Staley—are independent under the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”). The Board determined that Mr. Conway is not independent because he is eLoyalty’s President and Chief Executive Officer.

The Board has two standing committees to assist it in the discharge of its responsibilities: an Audit Committee and a Compensation Committee. Although the Board does not have a nominating or similar committee, it has adopted a standing resolution which provides that all nominees for membership on the Board must be selected, or recommended to the full Board for selection by the independent directors.

Audit Committee

The Audit Committee is currently composed of Mr. Staley, as Chairman, and Messrs. Coxe, Murray and Kohler. The Audit Committee met nine times during fiscal 2007. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of eLoyalty’s public accountants (including resolution of disagreements between management and the public accountants regarding financial reporting) subject, if applicable, to stockholder ratification of the public accountants’ appointment, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for eLoyalty. The Audit Committee approves all audit engagement fees and terms and all non-audit engagements with the public accountants as required by applicable law and the requirements of Nasdaq. In connection with its duties, the Audit Committee regularly meets privately with eLoyalty’s independent public accountants. The Audit Committee has adopted a policy for the receipt, retention and treatment of complaints or concerns regarding accounting-related matters. See “Communications with the Board” on page 6. The Audit Committee operates under a written charter, the current version of which was adopted by the Board in March 2004. The Audit Committee reviews and reassesses the adequacy of this Charter annually. The Audit Committee Charter is available on eLoyalty’s website, www.eloyalty.com. A report of the Audit Committee appears on page 17 of this Proxy Statement.

The Board has determined that each member of the Audit Committee meets the enhanced independence requirements applicable to Audit Committee members under both Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and the related Securities and Exchange Commission (“SEC”) rules. Under the SEC rules, a person is not qualified to serve on an audit committee if he or she is an “affiliate” of the relevant company. The SEC rules create a safe harbor, whereby a person will not be deemed to be an affiliate of a company if he or she does not beneficially own more than 10% of any class of voting equity securities of that company. Mr. Coxe is considered the beneficial owner of 17.5% of eLoyalty’s Common Stock and 29.6% of eLoyalty’s Series B Stock (representing 14.3% of eLoyalty’s voting power, in the aggregate) by virtue of his position as a managing director of the general partner of Sutter Hill. Although Mr. Coxe does not qualify for the safe harbor created by the SEC rules, based on all of the facts and circumstances, the Board has determined that he is not an affiliate of eLoyalty.

The Board has determined that each of Messrs. Kohler and Staley qualifies as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 and that the remaining members of the Audit Committee meet the financial literacy requirements of Nasdaq.

Compensation Committee

The Compensation Committee, whose current members are Mr. Coxe, as Chairman, Mr. Feinberg and Mr. Kohler, met five times during fiscal 2007. The Compensation Committee reviews and acts with respect to stock incentive and other employee benefit plans, and approves or makes recommendations to the Board with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty. The Board has determined that each member of the Compensation Committee is independent for purposes of Nasdaq listing standards. The Compensation Committee does not operate under a written charter. A report of the Compensation Committee appears later in this Proxy Statement on page 30.

The Compensation Committee has not engaged a compensation consultant. Compensation for senior executives is determined by the Compensation Committee after analyzing the performance of eLoyalty and the applicable executive, based on recommendations of eLoyalty management.

Director Nominations

Responsibility. The Board does not have a nominating or similar committee, although it has adopted a standing resolution which provides that all nominees for membership on the Board must be selected, or recommended to the full Board for selection, by the independent directors then in office (the “Nominating Directors”) in accordance with the rules of Nasdaq. Under this standing resolution, the Nominating Directors are responsible for: (1) reviewing and, as applicable, recommending to the full Board possible candidates for membership on the Board, and assisting in attracting qualified candidates to fill vacant or newly created directorships; (2) reviewing and recommending to the full Board a management slate of directors to be proposed for election at the annual stockholders’ meeting and included in the proxy statement for such meeting, as well as reviewing and recommending to the full Board any directors to fill vacancies that may exist on the Board; and (3) reviewing the function and composition of the several committees of the Board and recommending to the full Board qualified persons for membership on such committees. The affirmative vote of at least a majority of the Nominating Directors is required to approve any action which may or must be taken by the Nominating Directors. The Nominating Directors have the ability to retain, at eLoyalty’s expense, special legal, accounting or other consultants or experts they deem necessary in the performance of their duties under the standing resolution. The Board believes that, in light of the independent directors’ responsibility for eLoyalty’s nominating processes under this resolution, it is unnecessary to have a separate nominating or similar committee of the Board. The Nominating Directors have not held meetings separate from the Board in their capacities as such. The Board’s standing resolution is available on eLoyalty’s website at www.eloyalty.com.

Stockholder Nominees. The Nominating Directors will consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating Directors should include the nominee’s name and qualification for Board membership. In addition, they must be submitted within the time frame and to the address specified under “Submission of Stockholder Proposals for 2009” on page 41.

Director Qualifications. In discharging its responsibilities to nominate candidates for election to the Board, the Nominating Directors have not specified any minimum qualifications for serving on the Board. However, the Nominating Directors endeavor to evaluate, propose and approve candidates with business experience and personal skills in technology, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Nominating Directors seek to assure that the Board is composed of individuals who have experience relevant to the needs of eLoyalty and who have the highest professional and personal ethics, consistent with eLoyalty’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors. The Nominating Directors utilize a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating Directors through current Board members, professional search firms (which may receive a fee), stockholders or other persons. These candidates are evaluated at regular or special meetings of the Board, and may be considered at any point during the year. As described above, the Nominating Directors will consider properly submitted stockholder nominations for candidates for the Board. All properly submitted recommendations will be aggregated and considered by the Nominating Directors.

Communications with the Board

Anyone who has a concern about eLoyalty’s conduct, or about eLoyalty’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board, the Audit Committee or directors who are not employees of eLoyalty or any of its subsidiaries (“Non-Employee Directors”). All such concerns related to audit or accounting matters will be forwarded to the Audit Committee Chair for his review, as well as to eLoyalty’s General Counsel or Chief Financial Officer (unless the report alleges that person’s involvement). After the Audit Committee Chair’s initial review and a summary of the matter is prepared, the concern will be forwarded to the remaining Audit Committee members. All other concerns will be forwarded upon receipt to the appropriate directors for their review, as well as to eLoyalty’s General Counsel and Chief Financial Officer (unless the report alleges that person’s involvement in the matter).

All reported concerns will be simultaneously reviewed and addressed by eLoyalty’s General Counsel or his designee. The status of all outstanding concerns addressed to the Board, the Non-Employee Directors or the Audit Committee will be reported to the Board on a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. eLoyalty’s corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

Stockholders wishing to communicate with the Board, the Non-Employee Directors or the Audit Committee may do so by writing to eLoyalty’s General Counsel at 150 Field Drive, Suite 250, Lake Forest, Illinois 60045. The General Counsel will forward any communications as directed by the stockholder. eLoyalty maintains a separate, internal system for the receipt of communications from employees.

Transactions with Related Persons

eLoyalty’s Code of Ethical Business Conduct requires that all business transactions be at arms’ length, negotiated in good faith and based on merit alone. All of eLoyalty’s employees have a responsibility and duty of loyalty to eLoyalty and all business decisions are to be made in the best interests of eLoyalty, which means putting eLoyalty’s interests first. If a situation arises that would constitute a related-party transaction under SEC rules, the independent Board members will review the propriety of, and approve or disapprove, such transaction.

There were no transactions, relationships or arrangements proposed during 2007 that would constitute related person transactions under item 404 of Regulation S-K under the Securities Act of 1933, as amended.

2007 Director Compensation

The following table summarizes compensation that eLoyalty’s Non-Employee Directors earned for services during 2007 as members of its Board.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Tench Coxe	$28,500	$68,184	$96,684
Henry J. Feinberg	$4,000	$15,406	$19,406
John T. Kohler	$26,500	$68,184	$94,684
Michael J. Murray	$20,000	$68,184	$88,184
John C. Staley	$24,000	$68,184	$92,184

(1)	Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to 2007. The assumptions used with respect to the valuation of option grants are set forth in eLoyalty’s Form 10-K for the fiscal year ended December 29, 2007 under “eLoyalty Corporation Condensed Financial Statements—Notes to Financial Statements—Note Fifteen—Stock-Based Compensation”. The aggregate option awards outstanding for each person in the table above as of December 29, 2007 are:

	Outstanding Options
Name	Vested	Unvested
Tench Coxe	62,200	2,500
Henry J. Feinberg	625	49,375
John T. Kohler	96,759	2,500
Michael J. Murray	77,058	2,500
John C. Staley	41,998	2,500

The grant date fair value of the options granted to each of eLoyalty’s Non-Employee Directors (other than Mr. Feinberg) on May 18, 2007 was $61,775. The grant date fair value of the options granted to Mr. Feinberg on May 17, 2007 was $61,358 and on November 15, 2007 was $309,983.

Summary of Director Compensation

During eLoyalty’s fiscal year ended December 29, 2007, Non-Employee Directors each received $1,500 for their attendance at each meeting of the Board, $2,000 per Audit Committee meeting attended and $500 for each Compensation Committee meeting attended (each of which was held in tandem with a meeting of the Board). For Compensation Committee meetings that were held apart from a Board meeting, each Compensation Committee member received $1,000 per meeting attended. eLoyalty also reimburses directors for their travel-related expenses incurred in attending meetings of the Board and its committees.

At its February 2008 meeting, eLoyalty’s directors agreed to be paid their 2008 meeting fees in shares of unrestricted stock. The number of such shares will be determined by converting the amount of fees payable to each director for each meeting into shares of Common Stock by using the closing price of Common Stock on the date of the grants, plus an additional grant of 5% of shares of unrestricted stock (to partly offset the lack of liquidity for receiving stock in exchange for part of their cash compensation, they received an additional grant of 5% of unrestricted stock).

In addition to meeting attendance fees, Non-Employee Directors are eligible to receive automatic grants of stock options under the eLoyalty Corporation 1999 Stock Incentive Plan (the “1999 Stock Incentive Plan”). The 1999 Stock Incentive Plan provides for each Non-Employee Director to receive: (i) an option to purchase 50,000 shares of Common Stock upon commencement of service as a director (an “Initial Grant”); and (ii) an option to purchase 5,000 shares of Common Stock on the day after each annual meeting of stockholders during which such service continues (an “Annual Grant”). Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of Common Stock on the grant date and a maximum term of ten years. Vesting occurs ratably over a period of 48 months from the end of the month following the grant date with respect to each Initial Grant. Traditionally, vesting for each Annual Grant occurred over 12 months from the end of the month following the grant date with respect to each Annual Grant. For each Annual Grant made in 2008, however, vesting will occur evenly over 48 months, commencing with a vesting of 25% of such Annual Grant on February 28, 2009 and 6.25% of such Annual Grant on each quarterly vesting date thereafter.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE 1999 STOCK INCENTIVE PLAN

Description of the Proposal

You are being asked to vote on a proposal to approve the amendment and restatement of the 1999 Stock Incentive Plan. Subject to stockholder approval, on February 13, 2008, the Board approved an amendment to the 1999 Stock Incentive Plan that: (i) increases the maximum number of shares of Common Stock that may be issued under the Plan by 1,500,000, from 4,886,097 to 6,386,097; (ii) updates the effective date of the 1999 Stock Incentive Plan to the date that stockholders approve the amendment and restatement proposed in this Proposal 2, which will extend the term of the 1999 Stock Incentive Plan to 10 years from the time of the updated effective date; (iii) adds restricted stock units (RSUs) and performance units as available awards under the 1999 Stock Incentive Plan; (iv) includes additional performance measures that may be used in connection with awards designed to qualify for the performance-based exception from the tax deductibility limitation of Section 162(m) of the Internal Revenue Code; (v) increases to 500,000 from 30,000 the maximum number of shares of Common Stock or share equivalent units, with respect to which options, stock appreciation rights (SARs), stock awards, RSUs, performance share awards, performance units or a combination thereof, that may be granted to any person during any fiscal year; (vi) increases to $2,000,000 from $250,000 the maximum fair market value of the shares subject to a stock award or performance shares, or share equivalent units subject to RSUs, that may be granted to a covered employee for purposes of Section 162(m) of the Internal Revenue Code; (vii) formalizes the Company’s practice of automatically awarding 50,000 options to Non-Employee Directors on the date of their election to the Board; (viii) formalizes the Company’s practice of automatically granting 5,000 options to Non-Employee Directors annually; (ix) adds a section that allows participants to defer receipt of awards that would otherwise be due under the 1999 Stock Incentive Plan in accordance with Section 409A of the Internal Revenue Code; (x) amends various provisions of the 1999 Stock Incentive Plan to comply with Section 409A of the Internal Revenue Code; (xi) adds definitions of “Cause” and “Disability” to be used as default definitions in award agreements entered into pursuant to the 1999 Stock Incentive Plan; and (xii) adds a provision providing that each participant waives any right to a jury trial with respect to any claim or cause of action arising under the 1999 Stock Incentive Plan.

Approval of an amendment to the 1999 Stock Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. If the amendment is approved by stockholders, the Company plans to register the offer and sale of the 1,500,000 additional shares of Common Stock on a registration statement on Form S-8.

Principal Provisions of the 1999 Stock Incentive Plan

The following summary of the 1999 Stock Incentive Plan is not a complete description of all of the provisions of the Plan and is qualified in its entirety by reference to the full text of the proposed amended and restated 1999 Stock Incentive Plan, which is attached hereto as Annex A.

General. The purposes of the 1999 Stock Incentive Plan are to: (i) align the interests of the Company’s stockholders and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors, officers, other key employees, consultants, independent contractors, and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders. The 1999 Stock Incentive Plan permits awards of nonqualified stock options, incentive stock options, SARs, restricted stock, bonus stock, RSUs, performance shares and performance units. In addition, participants in the 1999 Stock Incentive Plan may be provided an opportunity to defer awards under the Plan.

Term of 1999 Stock Incentive Plan. The 1999 Stock Incentive Plan will terminate ten years after its effective date, unless terminated earlier by the Board. The amended effective date of the 1999 Stock Incentive Plan will be the date of approval by the Company’s stockholders of the amendment described in this Proposal 2.

Shares Subject to 1999 Stock Incentive Plan. If approved by stockholders, the maximum number of shares that may be issued or transferred to participants under the 1999 Stock Incentive Plan will be increased by 1,500,000, from 4,886,097 to 6,386,097, including a total of: (i) 3,113,341 shares that became available on the first day of fiscal years 2000-2008 pursuant to the automatic increase feature contained in the 1999 Stock Incentive Plan; (ii) 738,756 shares made available pursuant to the options granted in connection with the spin-off by TSC of all of its common stock; (iii) 500,000 shares that became available pursuant to an amendment to the 1999 Stock Incentive Plan that was approved by the Company’s stockholders at the Company’s 2002 annual meeting of stockholders; and (iv) 534,000 shares initially available for issuance under the 1999 Stock Incentive Plan. As of the first day of each fiscal year of the Company, the total number of shares of Common Stock available for all grants under the 1999 Stock Incentive Plan, other than incentive stock options, automatically increases by an amount equal to five percent of the number of shares of Common Stock then outstanding. The closing price of the Common Stock on the Nasdaq Global Market on March 28, 2008 was $8.04.

Administration. The 1999 Stock Incentive Plan is currently administered by the Compensation Committee of the Board.

Eligibility. Participants in the 1999 Stock Incentive Plan consist of those directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents of the Company and its subsidiaries, as the Compensation Committee selects from time to time. A “subsidiary” is generally defined as any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain, owns 50% or more of the voting stock in one of the other corporations in such chain.

The Compensation Committee has the authority to select, from among the persons eligible for awards, the individuals to whom awards will be granted and the type and amount of each award. During 2007, however, the only employees that were granted stock options were four of the named executives, covering 200,000 shares under the 1999 Stock Incentive Plan. In addition, during 2007, 138 employees were granted restricted stock awards covering 494,167 shares under the 1999 Stock Incentive Plan, including restricted stock awards covering 67,847 shares granted to five executive officers.

Limitations. Section 162(m) of the Internal Revenue Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers. To ensure that the Company can deduct the compensation income associated with stock compensation awards granted to its officers, the 1999 Stock Incentive Plan provides that the maximum number of shares and share equivalent units that may be granted during any fiscal year to any one participant under all types of Plan awards is 500,000. In addition, the maximum number of shares that may be issued through options intended to be incentive stock options during the entire life of the 1999 Stock Incentive Plan is 1,034,000.

Terms and Conditions of Options. Each option will be evidenced by an award agreement. The Compensation Committee determines the exercise price of an option at the time it is granted, but that exercise price must equal at least 100% of the fair market value of Common Stock at the time the option is granted. “Fair market value” is generally the closing transaction price of a share of Common Stock as reported by Nasdaq on the date that such value is being determined, or, if there are no reported transactions for such date, on the next preceding date that transactions are reported.

Exercise of Options. An option vests and becomes exercisable according to the terms specified in the award agreement that covers the option. The Compensation Committee may establish performance measures that must be satisfied as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Compensation Committee will determine whether an option will become exercisable in cumulative or non-cumulative installments and in part or in full at any time. Whether and under what circumstances an option may be exercised after the 1999 Stock Incentive Plan participant’s death, retirement, disability or other termination of employment are specified in the award agreement. The agreement also specifies the means of payment that will be permitted. Among the forms of payment that may be permitted under the 1999 Stock Incentive Plan are cash, surrender of shares the optionee has held for at least six months, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, any combination of the foregoing, or, if applicable, by surrendering to the Company any tandem SARs that are cancelled by reason of the exercise of the option.

Stock Appreciation Rights. The Compensation Committee may grant freestanding SARs, tandem SARs, and/or any combination of these forms of SARs under the 1999 Stock Incentive Plan. The award agreement relating to a SAR will specify whether the SAR is a tandem SAR or a freestanding SAR. The number of SARs subject to an award will be determined by the Compensation Committee. The grant price of a freestanding SAR will be determined by the Compensation Committee. The grant price of a tandem SAR will equal the exercise price of the related option. The agreement relating to an award of SARs will specify whether the award may be settled in shares of Common Stock, cash, or a combination thereof. A tandem SAR may be exercised only as to the shares for which its related option is then exercisable. The Compensation Committee may establish performance measures that must be satisfied as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Compensation Committee will determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time.

Restricted Stock, Bonus Stock, and Restricted Stock Units. The Compensation Committee may grant awards of restricted stock, bonus stock, and RSUs under the 1999 Stock Incentive Plan. The agreement relating to a stock award will specify whether the stock award is a restricted stock award or bonus stock award. A bonus stock award is an award of shares of Common Stock that is not subject to a restriction period or performance measures. The number of shares of Common Stock subject to a stock award, the number of share equivalent units subject to RSUs, and the performance measures (if any) and restriction period applicable to a restricted stock award or RSUs will be determined by the Compensation Committee. The agreement relating to a restricted stock award or RSUs will generally provide for the vesting of the shares or share equivalent units upon: (i) achievement of specified performance measures during a restriction period; or (ii) continuous service to the Company during the specified restriction period. Unless otherwise set forth in an agreement relating to a restricted stock award, the holder of such award will generally have all rights as a stockholder of the Company, including voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock. Participants awarded RSUs will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units.

Performance Shares and Performance Units. The Compensation Committee may grant awards of performance shares and performance units under the 1999 Stock Incentive Plan. The number of performance shares or share equivalent units subject to such awards and the performance measures and performance period applicable to such awards will be determined by the Compensation Committee. The agreement relating to an award of performance shares or performance units will generally provide for the vesting of such awards if specified performance measures are met during the specified performance period. The agreement will also specify whether such awards may be settled in shares of Common Stock, cash, or a combination thereof and may specify whether the holder will be entitled to receive, on a current or deferred basis, dividend equivalents.

Employment or Service Termination. All of the terms relating to the vesting, exercise, cancellation or other disposition of awards granted under the 1999 Stock Incentive Plan upon the holder’s termination of employment or service to the Company, whether because of disability, retirement, death, or other termination, will generally be determined by the Compensation Committee. This determination will generally be made at the time of the grant of the award and will be specified in the applicable award agreement.

Automatic Option Grants to Non-Employee Directors. An initial non-statutory option to purchase 50,000 shares of Common Stock will be granted automatically to each new Non-Employee Director on the date he or she first becomes a Non-Employee Director. Each Non-Employee Director will also automatically receive an annual grant of an option to purchase 5,000 shares of Common Stock on the day after each annual stockholders meeting.

Each initial option grant becomes exercisable in 48 equal monthly installments, beginning with the last day of the calendar month following the month in which the option is granted. Each annual option grant becomes exercisable in 12 equal monthly installments, beginning with the last day of the calendar month following the month in which the option is granted, except for the options to be awarded in 2008. See “Summary of Director Compensation” on page 7. All Non-Employee Directors’ options expire ten years after they are granted.

If a Non-Employee Director ceases to be a director by reason of death, then each of his or her automatic options will become fully exercisable, and remain exercisable for one year after the date of death or, if earlier, until the expiration of the option. If a Non-Employee Director ceases to be a director by reason of disability, then each of his or her automatic options will become fully exercisable, and remain exercisable for five years after the date such holder ceased to be a director or, if earlier, until the expiration of the option. If a Non-Employee Director ceases to be a director through retirement from the Board or for any reason other than death or disability, then each of his or her automatic options will be exercisable only to the extent the option was exercisable on the date of termination of service as a director, and may thereafter be exercised for five years after the date such holder ceased to be a director or, if earlier, until the expiration of the option.

Transferability of Plan Awards. Unless otherwise specified in an award agreement, no award will be transferable other than by will, the laws of descent and distribution, or pursuant to beneficiary designation procedures approved by the Company. In general, except as provided in the preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment, or similar process.

Amendment, Modification and Termination. The Board may amend the 1999 Stock Incentive Plan as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule, or regulation, including Section 162(m) and Section 422 of the Internal Revenue Code. Stockholder approval will be required for any amendment that would: (i) increase the maximum number of shares of Common Stock available under the Plan; (ii) effect any change inconsistent with Section 422 of the Internal Revenue Code; or (iii) extend the term of the 1999 Stock Incentive Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of the holder. The Board may terminate the 1999 Stock Incentive Plan. Termination of the 1999 Stock Incentive Plan may not affect the terms or conditions of any award granted prior to termination.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the Compensation Committee will appropriately adjust: (i) the number and class of securities available under the 1999 Stock Incentive Plan; (ii) the number and class of securities subject to each outstanding option or SAR and the purchase price per security; (iii) the number of securities subject to each option to be granted to Non-Employee Directors; (iv) the terms of each outstanding SAR or RSU; (v) the number and class of securities subject to each outstanding stock award; and (vi) the terms of each outstanding award of performance shares or performance units, or any other applicable award. The decision of the Compensation Committee regarding any such adjustment is final, binding, and conclusive.

Change in Control. If a change in control, as defined in the 1999 Stock Incentive Plan, occurs, the Board may, but will not be required to, make adjustments to outstanding awards as it deems appropriate, including electing that each outstanding award will be surrendered to the Company, and that each such award will be cancelled immediately by the Company, with the holder to receive, within a specified period of time from the occurrence of the change in control, a cash payment from the Company. In the event of a change in control in which options are cancelled, each tandem SAR related to a cancelled option will be surrendered by the holder and cancelled simultaneously with the cancellation of the related option. In the event of a change in control, the Board may, but will not be required to, substitute for each share of Common Stock available under the 1999 Stock Incentive Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock will be converted pursuant to such change in control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR will be appropriately adjusted by the Compensation Committee.

Deferrals and Section 409A of the Internal Revenue Code. The Compensation Committee may permit or require a participant to defer receipt of cash or shares of Common Stock that would otherwise be due to the participant under the 1999 Stock Incentive Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Internal Revenue Code) in accordance with the terms of the 1999 Stock Incentive Plan. The deferral of an award under the Plan or compensation otherwise payable to the participant will be set forth in the terms of a deferral agreement or as elected by the participant pursuant to such rules and procedures as the Compensation Committee may establish. Any such initial deferral election by a participant will designate a time and form of payment and will be made at such time as required by and in accordance with Section 409A. Any deferred compensation arrangement created under the 1999 Stock Incentive Plan will be distributed at such times as provided in an award agreement or a separate election form and in accordance with Section 409A. No distribution of a deferral will be made pursuant to the 1999 Stock Incentive Plan if the Compensation Committee determines that a distribution would: (i) violate applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Internal Revenue Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, a distribution will be made at the earliest date at which the Compensation Committee determines such distribution would not trigger clause (i), (ii) or (iii) above. All awards under the 1999 Stock Incentive Plan are intended either: (i) to be exempt from Section 409A; or (ii) to comply with Section 409A, and will be administered in a manner consistent with that intent.

Summary of Federal Income Tax Consequences of Participating in the 1999 Stock Incentive Plan

The following is a general description of the United States federal income tax consequences to participants and the Company relating to SARs, options, RSUs and other awards that may be granted under the 1999 Stock Incentive Plan. The Plan is not qualified under Section 401(a) of the Internal Revenue Code. This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to SARs, options, RSUs and other awards.

Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a SAR. When the SAR is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the SAR is exercised, of Common Stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled SAR will equal the amount recognized by the participant as ordinary income. The Company will generally be entitled to a federal income tax deduction, in the tax year in which the SAR is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled SAR for more than one year after the exercise of the SAR, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled SAR will begin on the date of exercise.

Nonqualified Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a nonqualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise price paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company will generally be entitled to a federal income tax deduction, in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a nonqualified stock option for more than one year after the exercise of the option, the capital gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive Stock Options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant will generally not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two-year and one-year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Restricted Stock Units. RSUs generally are subject to tax at the time of payment and the Company generally will have a corresponding deduction when the participant recognizes income.

Other Awards. The current federal income tax consequences of other awards authorized under the 1999 Stock Incentive Plan are generally in accordance with the following:

•

Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant); and

•	Performance shares, performance units and dividend equivalents generally are subject to tax at the time of payment.

In each of the foregoing cases, the Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section 409A of the Internal Revenue Code

The American Jobs Creation Act of 2004, enacted on October 22, 2004, revised the federal income tax law applicable to certain types of awards that may be granted under the 1999 Stock Incentive Plan. To the extent applicable, it is intended that the 1999 Stock Incentive Plan and any grants made under the 1999 Stock Incentive Plan comply with the provisions of Section 409A of the Internal Revenue Code. The Company intends to administer the 1999 Stock Incentive Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A, and to make such amendments (including retroactive amendments) to the 1999 Stock Incentive Plan and any other grants made thereunder as required by Section 409A on a timely basis. Any reference to Section 409A will also include any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service.

Equity Compensation Plan Information

The following table shows, as of December 29, 2007, information regarding outstanding awards under all compensation plans of the Company (including individual compensation arrangements) under which equity securities of the Company may be delivered:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance(1)(2)
Equity compensation plans approved by security holders	731,801	$22.14	143,489	(3)
Equity compensation plans not approved by security holders	12,362	$40.77	51,737

Total(4)	744,163	$22.45	195,226

(1)	Reflects number of shares of Common Stock.
(2)	All of the securities available for future issuance listed herein may be issued other than upon the exercise of an option, warrant or similar right. All of these shares are available for award in the form of restricted stock, bonus stock, performance shares or similar awards under the Company’s applicable equity compensation plans.
(3)	The Company’s plan that has been approved by its stockholders is the 1999 Stock Incentive Plan. This Plan includes an “automatic increase” feature whereby, as of the first day of each fiscal year, the number of shares available for awards, other than incentive stock options, automatically increases by an amount equal to five percent (5%) of the number of shares of common stock then outstanding.
(4)	Does not include: (i) shares of restricted common stock held by employees, of which 878,048 shares were issued and outstanding as of December 29, 2007, which are included in the amount of issued and outstanding shares; or (ii) 114,455 shares of common stock issuable pursuant to installment stock awards granted to employees, which (subject to specified conditions) will be issued in the future in consideration of the employees’ services to the Company.

New Plan Benefits

The Compensation Committee has discretion to determine the type, terms, conditions, and recipients of awards granted under the 1999 Stock Incentive Plan. Accordingly, it is not possible to determine the amount of the awards that will be received by any director, officer, other key employee, consultant, independent contractor or agent of the Company under the 1999 Stock Incentive Plan if the amendment and restatement is approved.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of eLoyalty Stock entitled to vote on the proposal who are present at the Annual Meeting in person or by proxy and are voted for or against the proposal is required to approve the Amendment and Restatement of the 1999 Stock Incentive Plan.

THE eLOYALTY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 1999 STOCK INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF

INDEPENDENT PUBLIC ACCOUNTANTS

General

Grant Thornton LLP (“Grant Thornton”) acted as independent public accountants for eLoyalty for 2007. The Audit Committee appointed Grant Thornton as independent public accountants for eLoyalty to audit eLoyalty’s consolidated financial statements for the year ending December 29, 2007.

eLoyalty has been advised that representatives of Grant Thornton will be at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

For fiscal 2007 and 2006, fees for services provided by Grant Thornton were as described below. The Audit Committee has concluded that the provision of the services rendered by Grant Thornton with respect to the fees described below was compatible with maintaining Grant Thornton’s independence.

Audit Fees

Total audit fees for the 2007 fiscal year were $424,000 paid to Grant Thornton and $405,000 paid for 2006. Of the total audit fees paid in fiscal year 2007, $409,000 of fees was for professional services rendered for the audits of the consolidated financial statements of eLoyalty and internal controls of eLoyalty and $15,000 of fees was for statutory audit work for eLoyalty affiliates in non-U.S. jurisdictions.

Audit-Related Fees

Audit-related fees for accounting consultations and Sarbanes-Oxley Section 404 advisory services were $12,000 for fiscal year 2007 and $16,000 for fiscal year 2006.

Tax Fees

No tax fees were paid to Grant Thornton for fiscal year 2007 or 2006.

All Other Fees

No fees other than those described above were paid to Grant Thornton for fiscal year 2007 or 2006, respectively.

Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services provided to eLoyalty by Grant Thornton. Pre-approval generally is provided at a regular meeting of the Audit Committee and covers a several-year period and is, at a minimum, reviewed annually. Any pre-approval is detailed as to the particular service or category of services covered and is generally subject to a specific budget. The independent auditors and management periodically report to the Audit Committee regarding the extent of services provided by Grant Thornton in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee, or its Chairman, may also pre-approve other particular services on a case-by-case basis. All services provided to eLoyalty by Grant Thornton during 2007 and 2006 were pre-approved by the Audit Committee in accordance with this policy. Specifically, at various meetings held in 2007 and 2006, the Audit Committee approved Grant Thornton’s provision of audit services for 2007 and 2006.

THE eLOYALTY BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE RATIFICATION OF GRANT THORNTON AS eLOYALTY’s INDEPENDENT PUBLIC ACCOUNTANTS FOR 2008.

REPORT OF THE AUDIT COMMITTEE

Audit Committee Composition and Activities

The Audit Committee, which comprises four independent directors, operates under a written Audit Committee Charter.

The composition of the Audit Committee complies with the current listing standards of Nasdaq. The Board has determined that each member of the Audit Committee meets the enhanced independence requirements applicable to audit committee members under both Nasdaq listing standards and the Sarbanes-Oxley Act of 2002 and related SEC rules. Under the SEC rules, a person is not qualified to serve on an audit committee if he or she is an “affiliate” of the relevant company. The SEC rules create a safe harbor whereby a person will not be deemed to be an affiliate of a company if he or she does not beneficially own more than 10% of any class of voting equity securities of that company. Mr. Coxe is considered the beneficial owner of 17.5% of eLoyalty’s Common Stock and 29.6% of eLoyalty’s Series B Stock (representing 14.3% of eLoyalty’s voting power, in the aggregate) by virtue of his position as a managing director of the general partner of Sutter Hill. Although Mr. Coxe does not qualify for the safe harbor created by the SEC rules, based on all of the facts and circumstances, the Board has determined that he is not an affiliate of eLoyalty.

Report

The Audit Committee has furnished the following report:

The Audit Committee has reviewed and discussed with eLoyalty’s management and Grant Thornton the audited financial statements of eLoyalty contained in eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007. The Audit Committee also has discussed with Grant Thornton the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees) and SAS No. 90 (Audit Committee Communications).

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committee,” and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 filed with the Securities and Exchange Commission on March 12, 2008.

John C. Staley, Chair

Tench Coxe

John T. Kohler

Michael J. Murray

OTHER BUSINESS

The Board does not know of any further business to be presented at the Annual Meeting. However, should any other matters arise that are properly presented and require a vote of eLoyalty stockholders, the persons named as proxies on the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of eLoyalty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Information

Common Stock

To eLoyalty’s knowledge, the following table sets forth information regarding beneficial ownership of Common Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934) as of March 15, 2008, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the six named executive officers of eLoyalty named in the Summary Compensation Table appearing later in this Proxy Statement; (iii) each of the directors of eLoyalty; and (iv) all executive officers and directors of eLoyalty as a group. To eLoyalty’s knowledge, the table also shows, for such individuals and group, the percentage of eLoyalty’s total voting power beneficially owned as of such date (based on the number of shares of Common Stock and Series B Stock, which generally votes with the Common Stock, so owned). Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)		Percent of Outstanding Common Stock(1)(2)	Percent of Total Voting Power(1)
Jay C. Hoag, Richard H. Kimball and various entities affiliated with Technology Crossover Ventures	2,808,038	(3)	23.3%	20.3%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Henry J. Feinberg and TCV IV, L.P., an entity affiliated with Technology Crossover Ventures	2,227,180	(4)(5)	19.1%	16.1%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
S Squared Technology, LLC	853,143	(6)	8.4%	6.2%
515 Madison Avenue
New York, NY 10022
John A. Murphy and various entities affiliated with Alydar Partners, LLC	900,000	(7)	8.9%	6.5%
222 Berkeley Street, 17th Floor
Boston, MA 02116
Peninsula Capital Management, LP and Scott Bedford	1,529,647	(8)	15.0%	11.0%
235 Pine Street, Suite 1600
San Francisco, CA 94104
Tench Coxe and various entities affiliated with Sutter Hill Ventures	1,966,643	(9)	17.5%	14.3%
c/o Sutter Hill Ventures
755 Pagemill Road, Suite A200
Palo Alto, CA 94301
Kelly D. Conway	620,902		6.1%	4.5%
John T. Kohler	117,322		1.2%	*
Michael J. Murray	279,534		2.7%	2.0%
John C. Staley	65,539		*	*
Christopher Min	—		—	—
Karen Bolton	73,139		*	*
Christopher J. Danson	156,603	(10)	1.5%	1.1%
Steven C. Pollema	177,380		1.7%	1.3%
Steven H. Shapiro	52,272		*	*
All directors and executive officers as a group (11 individuals)	5,736,514		44.8%	41.6%

* Less	than 1 percent.

(1)	Includes shares of Common Stock that may be acquired within 60 days after March 15, 2008 through the exercise of stock options outstanding as of such date, as follows: Mr. Coxe, 64,283 shares; Mr. Kohler, 98,842 shares; Mr. Feinberg, 5,833 shares; Mr. Murray, 79,141 shares; Mr. Staley, 44,081 shares; Mr. Conway, 31,250 shares; Mr. Min, 0 shares; Ms. Bolton, 14,500 shares; Mr. Danson, 12,635 shares (135 shares that may be acquired by Mr. Danson’s spouse); Mr. Pollema, 26,250 shares; Mr. Shapiro, 0 shares; and all directors and executive officers as a group, 376,815 shares. With respect to each of these individuals and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.
(2)	Includes shares of Common Stock that may be acquired within 60 days after March 15, 2008 through exercise of the conversion feature associated with the shares of eLoyalty Series B Stock held by such person or group, in the amounts reflected for such person or group in the table entitled “Series B Stock” below. With respect to each of these persons and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.
(3)	Includes 1,372 shares held by TCV III (GP), 6,524 shares held by TCV III, L.P., 173,418 shares held by TCV III (Q), L.P., 7,851 shares held by TCV III Strategic Partners, L.P., 719,076 shares held by TCV IV, L.P., and 26,992 shares held by TCV IV Strategic Partners, L.P. The share amounts in this footnote do not include any shares of Series B Stock, although any Common Stock ownership percentage gives effect to the conversion of any Series B Stock held. Jay C. Hoag (“Hoag”) and Richard H. Kimball (“Kimball”) are the managing members of Technology Crossover Management III, L.L.C. (“TCM III”) and Technology Crossover Management IV, L.L.C. (“TCM IV”). TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P, and TCV III Strategic Partners, L.P. (collectively the “TCV III Funds”), and TCM IV is the sole general partner of TCV IV, L.P, and TCV IV Strategic Partners, L.P. (collectively the “TCV IV Funds”). TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of Common Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may also be deemed to have sole investment power and shared voting power over all shares of Common Stock held by the TCV Funds. Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein.
(4)	Includes 598 shares of Common Stock and 5,833 options to purchase Common Stock held by the Henry J. Feinberg Trust dated 3/28/97 (the “Trust”). Mr. Feinberg is the sole trustee of the Trust and has the sole power to dispose of and direct the disposition of the shares owned by the Trust, the shares of Common Stock received upon exercise of the option held by the Trust and the sole power to direct the vote of the shares of Common Stock received upon exercise of the options held by the Trust. Mr. Feinberg disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)	Includes 719,076 shares held by TCV IV, L.P. (see footnote 3 above). Mr. Feinberg is an assignee of TCM IV and has an economic interest in TCM IV. Mr. Feinberg has a pecuniary interest in the shares held by TCV IV, L.P. but does not have voting or dispositive power over the shares held by TCV IV, L.P. and, as such, disclaims beneficial ownership of such shares to the extent of his pecuniary interest therein. The share amount in this footnote does not include any shares of Series B Stock, although any Common Stock ownership percentage gives effect to the conversion of any Series B Stock held.
(6)	This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G/A filed with the SEC on January 17, 2008 with respect to Common Stock beneficially owned as of December 31, 2007. Based on the information contained therein, S Squared Technology Corp. beneficially owns and has sole voting and investment power with respect to 853,143 shares, including 78,813 shares beneficially owned by S Squared Capital II Management, LLC, 135,078 shares beneficially owned by S Squared Technology Partners, L.P. and 639,252 shares beneficially owned by S Squared Technology, LLC.
(7)

This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G filed with the SEC on February 19, 2008 with respect to Common Stock beneficially owned as of December 31, 2007. Based on the information contained therein, John A. Murphy shares voting and investment power with respect to 900,000 shares (8.9% of the Common Stock). Mr. Murphy is managing member of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies, which own and share voting and investment power with respect to 262,269 shares and 900,000 shares, respectively, of the Common Stock. Alydar Capital, LLC is the general partner of Alysheba Fund, L.P. (which owns and has sole voting and investment power with respect to 10,130 shares of the Common Stock) and Alysheba QP Fund, L.P. (which owns and has sole voting and investment power with respect to 252,139 shares of the Common Stock). Alydar Partners, LLC is the investment manager of Alysheba Fund, L.P., Alysheba QP Fund, L.P., and Alysheba Fund Limited (which owns and has sole voting and investment power with respect to 637,731 shares of the Common Stock). Mr. Murphy disclaims beneficial ownership of all such shares.

(8)	This information, which is not within the direct knowledge of eLoyalty, has been derived from a Schedule 13G filed with the SEC on January 3, 2008 with respect to Common Stock beneficially owned as of December 24, 2007. Based on the information contained therein, Peninsula Capital Management, LP and its affiliates, Scott Bedford and Peninsula Master Fund, Ltd., beneficially own and share voting and investment power with respect to 1,000,894 shares and 528,753 shares, respectively.
(9)	Mr. Coxe is a managing director of the general partner of each of Sutter Hill Ventures, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 721,144 shares (14.9% of the Common Stock, after giving effect to the conversion of the Series B Stock held), 5,853 shares and 14,847 shares, respectively, of Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of Common Stock held of record by such partnerships. This amount also includes 64,283 options to purchase Common Stock held by Mr. Coxe; 77,360 shares held in The Coxe Revocable Trust, of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power; and 7,953 shares held by Rooster Partners, LP of which Mr. Coxe is a trustee of a trust which is the general partner. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest in such limited partnerships and trust. The share amounts in this footnote do not include any shares of Series B Stock, although the Common Stock ownership percentage gives effect to the conversion of any Series B Stock held.
(10)	Includes 897 shares of Common Stock (including 429 shares that may be acquired upon conversion of Series B Stock) held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.

[INTENTIONALLY LEFT BLANK]

Series B Stock

To eLoyalty’s knowledge, the following table sets forth information regarding beneficial ownership of eLoyalty Series B Stock (as beneficial ownership is determined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934) as of March 15, 2008, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Series B Stock; (ii) each of the six named executive officers of eLoyalty named in the Summary Compensation Table appearing later in this Proxy Statement; (iii) each of the directors of eLoyalty; and (iv) all executive officers and directors of eLoyalty as a group. The Series B Stock generally votes with the Common Stock as a single class. See the table under “— Common Stock,” above, for information regarding the aggregate voting power of eLoyalty held by the individuals and groups listed below. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

Name and Address of Beneficial Owner	Number of Shares of Series B Stock Beneficially Owned		Percent of Outstanding Series B Stock
Jay C. Hoag, Richard H. Kimball and various entities affiliated with Technology Crossover Ventures	1,872,805	(1)	51.6%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Henry J. Feinberg and TCV IV, L.P., an entity affiliated with Technology Crossover Ventures	1,501,673	(2)	41.4%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Tench Coxe and various entities affiliated with Sutter Hill Ventures	1,075,203	(3)	29.6%
c/o Sutter Hill Ventures
755 Pagemill Road, Suite A200
Palo Alto, CA 94301
Kelly D. Conway	3,862		*
John T. Kohler	16,057		*
Michael J. Murray	23,243		*
John C. Staley	—		—
Christopher Min	—		—
Karen Bolton	—		—
Christopher J. Danson	2,356	(4)	*
Steven C. Pollema	132		*
Steven H. Shapiro	—		—
All directors and executive officers as a group (11 individuals)	2,622,526		72.2%

* Less	than 1 percent.

(1)	Messrs. Hoag and Kimball are the two managing members of TCM III and TCM IV. TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q), L.P., and TCV III Strategic Partners, L.P., and TCM IV is the sole general partner of the TCV IV Funds. Each of the TCV Funds holds of record shares of Series B Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of Series B Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of Series B Stock held by the TCV Funds. All of the shares of Series B Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The numbers of shares of Series B Stock held of record by each of the TCV Funds as of March 28, 2008 are as follows: TCV III (GP), 2,285 shares; TCV III, L.P., 10,852 shares; TCV III (Q), L.P., 288,422 shares (8.0% of the outstanding Series B Stock); TCV III Strategic Partners, L.P., 13,057 shares; TCV IV, L.P., 1,501,673 shares (41.4% of the outstanding Series B Stock); and TCV IV Strategic Partners, L.P., 56,516 shares (1.6% of the outstanding Series B Stock).
(2)	Mr. Feinberg is an assignee of TCV IV, L.P. As a result, he may be deemed to have sole investment power and shared voting power over all shares of Series B Stock held by TCV IV, L.P. All of the shares of Series B Stock shown in the preceding table as beneficially owned by Mr. Feinberg are held of record by the TCV IV, L.P. (See footnote 1 above). Mr. Feinberg disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein.
(3)	Sutter Hill Ventures, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P. hold of record 938,952 shares (25.9% of the outstanding Series B Stock), 8,854 shares and 22,418 shares, respectively, of Series B Stock. Mr. Coxe is a managing director of the general partner of each of these entities. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Series B Stock held as of record by such partnerships. Also includes 104,979 shares (2.9% of the outstanding Series B Stock) held in The Coxe Revocable Trust of which Mr. Coxe and his spouse are trustees and as to which each has voting and investment power. Mr. Coxe disclaims beneficial ownership of such shares held by such limited partnerships and trust except to the extent of his pecuniary interest in such limited partnerships and trust.
(4)	Includes 429 shares of Series B Stock held of record by Mr. Danson’s spouse. Mr. Danson disclaims beneficial ownership of such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires eLoyalty’s directors and executive officers, as well as any persons who beneficially own more than 10% of Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to Section 16 are required by SEC regulations to furnish eLoyalty with copies of all Section 16(a) reports that they file.

Based on its review of copies of such reports filed through or furnished to eLoyalty and on written representations from certain reporting persons that no other reports were required, eLoyalty believes that all required Section 16(a) reports filed during or for fiscal 2007 with respect to persons who were subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except that: one Form 4 for one transaction was filed late for Messrs. Conway, Danson, Pollema and Shapiro and Ms. Bolton; one Form 4 was filed late for Mr. Pollema; and Mr. Coxe filed a Form 4 late for shares of eLoyalty shares that were contributed by certain members of his family to a family limited partnership.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion describes the material elements of compensation paid to each of eLoyalty’s “named executive officers” during 2007. eLoyalty’s “named executive officers” for 2007 consisted of:

•	Kelly D. Conway, President and Chief Executive Officer

•	Christopher Min, Vice President and Chief Financial Officer (hired in December 2007);

•	Steven C. Pollema, Vice President, Integrated Contact Solutions/CRM BU, and previous Chief Financial Officer;

•	Karen Bolton, Vice President;

•	Christopher J. Danson, Vice President, Delivery; and

•	Steven H. Shapiro, Vice President, General Counsel and Corporate Secretary.

The Compensation Committee of eLoyalty’s Board oversees eLoyalty’s executive compensation programs. The Compensation Committee approves or presents recommendations to the Board with respect to the compensation of eLoyalty’s executive officers. In addition, the Compensation Committee administers eLoyalty’s stock-based incentive plans and establishes and reviews general policies relating to compensation and benefits of all eLoyalty employees. None of the Directors that serve on the Compensation Committee are officers or employees of eLoyalty.

Executive Summary

eLoyalty’s compensation philosophy is to create an equity ownership culture by granting options and shares of restricted stock to its named executive officers. This approach enabled eLoyalty to attract and retain key personnel who were instrumental to the Company surviving the collapse of the information technology services market in 2002 and then to develop and expand its two primary business units—Behavioral AnalyticsTM and Integrated Contact Solutions.

The philosophy of providing equity grants, while limiting salary increases and cash bonuses, is illustrated by the following table that lists the salary, cash bonuses and shares of restricted stock granted to the named executive officers (calculated at the fair market value of such shares on the date of grant) since 2002:

Name	Fiscal Year	Salary		Cash Bonus(1)(2)		Restricted Stock Grants
Kelly D. Conway	2007		$480,000	0		$400,017
	2006		$480,000	0		$995,400
	2005		$480,000	0		$181,516
	2004		$480,000	0		$710,000
	2003		$480,000	0		0
	2002		$480,000	0		$1,313,273

Christopher Min (Joined eLoyalty on December 3, 2007)	2007	$ of $	17,708 (Annual base salary 250,000)	0		0

Steven C. Pollema	2007		$300,000	0		$170,003
	2006		$300,000	0		$482,351
	2005		$300,000	0		$73,500
	2004		$300,000	0		$391,566
	2003		$300,000	0		0
	2002		$300,000	0		$392,738

Karen Bolton	2007		$300,000	0		$220,005
	2006		$300,000	0		$862,680
	2005		$300,000	0		$232,304
	2004		$300,000	0		0
	2003		$275,000	0		$180,412
	2002		$259,047	0		$186,000

Christopher J. Danson	2007		$300,000	0		$250,011
	2006		$300,000	0		$862,680
	2005		$300,000	0		$73,500
	2004		$300,000	0		$192,834
	2003		$280,000	0		$178,738
	2002		$260,000	0		$78,148

Steven H. Shapiro (Joined eLoyalty on April 24, 2006)	2007 2006	$ $	285,000 195,938	$85,000 0	(3)	$0 753,450

For information regarding the total beneficial ownership of eLoyalty’s securities by its named executive officers, please see “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership Information” beginning on page 18.

(1)	In 2008, eLoyalty paid bonuses for 2007 performance in the following amounts to the following named executive officers in the form of restricted shares: Mr. Conway ($260,000); Mr. Pollema ($130,000); Ms. Bolton ($91,000); Mr. Danson ($156,000); and Mr. Shapiro ($78,000). These bonuses were paid in grants of restricted stock vesting over two years (See “2008 Executive Compensation.”)
(2)	In 2007, eLoyalty paid bonuses for 2006 performance in the following amounts to the following named executive officers in the form of restricted shares: Mr. Conway ($400,000); Mr. Pollema ($170,000); Ms. Bolton ($220,000); and Mr. Danson ($250,000). These bonuses were paid in grants of restricted stock vesting over two years.
(3)	Paid pursuant to his employment agreement. See “Employment Agreements” on page 35.

Compensation Program

History of eLoyalty’s Compensation Program

2002-2006 Developments. Early in 2002, after the collapse of the IT Services market, eLoyalty launched a series of initiatives to stabilize and re-launch the Company. One initiative was to implement a restricted stock program for all of its key executives.

Between 2002 and 2006, eLoyalty paid no cash bonuses and granted only limited salary increases to the named executive officers to preserve cash to launch eLoyalty’s then new service lines (CIPCC and Behavioral Analytics™). In order to attract and retain key personnel, and to create an equity ownership culture, eLoyalty used restricted stock as the principal element of its executive compensation program.

In November 2006, to further encourage the development of an equity ownership culture and to continue to free up cash to invest in its emerging service lines, eLoyalty implemented the Salary Replacement Program to replace 20% to 25% of the named executives’ salaries in exchange for grants of unrestricted stock.

2007 Developments. In February 2007, based on increasing traction and business momentum in its primary service lines, eLoyalty implemented additional modifications to its executive compensation framework as follows:

•	To recognize its significant achievements and progress in 2006, eLoyalty initiated a program of granting shares of restricted stock in lieu of cash bonuses;

•	To further align executive and shareholder interests, eLoyalty began granting stock options, instead of restricted stock, for long term incentives for its named executive officers;

•

eLoyalty also reinforced its equity ownership culture by re-introducing its Employee Stock Purchase Plan in 2007 to all of its employees and by expanding the Salary Replacement Program in October 2007 to include a broader range of employees; and

•

As part of the changes to the Salary Replacement Program in October 2007, eLoyalty increased the stock portion of the salaries of eLoyalty’s executives covered by the Salary Replacement Program to a range of 25% to 30%.

2008 Developments. In late 2007, eLoyalty restructured itself into two business units—Behavioral AnalyticsTM and Integrated Contact Solutions—in order to streamline its operations and tighten its focus on these business units. In February 2008, eLoyalty took the following actions in order to further focus its management and all of its employees on eLoyalty’s continued growth and to allocate cash for continued investment in these two newly created business units:

•

Further expanded the Salary Replacement Program so that the cash salaries of eLoyalty’s named executive officers would be reduced by a range of 32.5% to 37.5% in exchange for grants of shares of eLoyalty stock (to partly offset the lack of liquidity for receiving stock in exchange for part of their cash compensation, they received an additional grant of 5% of unrestricted stock);

•	Acted to pay commissions, merit bonuses and the majority of its salary increases in the form of shares of unrestricted stock;

•

Made a supplemental grant of approximately 220,000 shares of restricted stock to its named executive officers and certain other Vice Presidents from shares forfeited by eLoyalty Vice Presidents whose positions were eliminated as a result of eLoyalty’s restructuring; and

•

Agreed to pay its Directors’ meeting fees in the form of shares of unrestricted stock (to partly offset the lack of liquidity for receiving stock in exchange for part of their cash compensation, they received an additional grant of 5% of unrestricted stock).

Overview

Current Compensation Program. The principal framework for eLoyalty’s named executive officers is the eLoyalty Vice President and Executive Compensation Program. Based on this program, executives are assigned to a tier upon hiring, and such assignments are re-evaluated from time to time based on performance, level of responsibility, experience level and other factors. Each compensation tier provides for a target annual cash compensation, including both base salary and an annual bonus, and a target amount of restricted stock The target bonuses for the named executive officers are: 110% of base salary for Mr. Conway; $150,000 for Mr. Min; 100% of base salary for Mr. Pollema, Ms. Bolton and Mr. Danson; and $120,000 for Mr. Shapiro. The target equity amount is typically awarded upon assignment or promotion to a tier in the form of restricted shares that vest over a four-year period. The Compensation Committee periodically reviews the tiers and target amounts based on market conditions and other competitive factors. The eLoyalty Vice President and Executive Compensation Program also provides for additional equity grants at the discretion of the Compensation Committee.

Competitive Market. eLoyalty broadly defines its competitive market for executive talent and investment capital to be the technology, software, managed services and business consulting industries. In determining executive compensation, eLoyalty does not perform formal benchmarking, but rather continuously calibrates its compensation program based on its senior level recruiting activity.

Compensation Process. For each of eLoyalty’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into account recommendations from eLoyalty’s Chief Executive Officer (for compensation other than his own) as well as competitive market guidance provided at the request of the Compensation Committee.

Elements of Compensation

The principal elements of eLoyalty’s executive compensation program are base salary, annual incentives and long-term equity incentives in the form of shares of restricted stock and stock options as well as post-termination severance and acceleration of vesting and stock options and shares of restricted stock for certain named executive officers upon termination and/or a change of control. eLoyalty’s other benefits and perquisites consist of life and health insurance and a qualified 401(k) savings plan. eLoyalty’s philosophy is to position the aggregate of these elements at a level that will retain existing executives and attract new ones. These elements are described in more detail below.

Base Salaries

Overview. eLoyalty believes that base salaries should be established based on the competitive marketplace for the specific responsibilities of the position as well as the experience, knowledge and demonstrated performance of the individual.

Base salaries for named executive officers were not increased during 2007, as eLoyalty believes that over time a higher percentage of total compensation should be shifted to performance-based programs.

Salary Replacement Program. In November 2006, eLoyalty announced the 2006-2007 Salary Replacement Program. As a result of this program, the cash salaries of eLoyalty’s executives were first reduced by a range of 20% to 25% in exchange for grants of unrestricted stock. This program was implemented to generate short-term cash savings, motivate the creation of stockholder value and continue to encourage eLoyalty’s ownership culture. The program was amended in October 2007 to provide for the cash salaries of eLoyalty’s executives to be reduced by a range of 25% to 30% in exchange for grants of unrestricted stock and amended again in February 2008. Under the current terms of the Salary Replacement Program, the cash salaries of eLoyalty’s executives are reduced by a range of 32.5% to 37.5% in exchange for grants of unrestricted stock. These executives, however, will receive an additional grant of 5% of base pay to partly offset the lack of liquidity of receiving stock in exchange for cash.

Bonuses

Annual Bonuses. In recognition of eLoyalty’s continuing need to invest resources in the development of its business, any bonuses paid to its named executive officers are in the form of grants of restricted stock rather than cash.

The amount of shares of restricted stock granted to any executive are based on three factors: (1) eLoyalty’s performance against its goals; (2) target compensation of each such executive; and (3) his or her individual performance for the relevant fiscal year.

The Chief Executive Officer and the Board set out the following primary goals for eLoyalty in 2007:

•	Services revenue growth

•	Income Statement performance

•	Behavioral Analytics™ customer growth

•	CIPCC revenues

In addition, the Chief Executive Officer and Board agreed to the following secondary goals in 2007 (goals that are important, but less critical than the primary goals): Managed Services Backlog growth; development of the Client Services and Business Development Teams; enhancement of functionality of Behavioral AnalyticsTM; and development of eLoyalty’s infrastructure.

Each quarter in fiscal 2007, the Chief Executive Officer evaluated eLoyalty’s performance for that quarter against quarterly and annual goals. The Compensation Committee then reviewed the Chief Executive Officer’s quarterly evaluation of eLoyalty’s performance at each regularly scheduled Compensation Committee meeting.

At the end of fiscal 2007, the Chief Executive Officer and the Compensation Committee reviewed these quarterly evaluations as well as eLoyalty’s performance against its annual goals and determined that eLoyalty had attained approximately 65% of its goals. Based on this review, the dollar value of a bonus pool for executives was established. The dollar amount of this pool was converted into an amount of shares to be issued to eLoyalty executives, based on eLoyalty’s closing share price of $10.54 on February 19, 2008 (the date that these bonus shares were issued to eLoyalty’s executives).

The number of shares issued to any participant in the Vice President and Executive Compensation Program was based on his or her performance for 2007. To determine that, each executive is evaluated on his or her performance for the applicable year and ranked in 1 of 4 quartiles (with 1 being the highest quartile), and then assigned a rank as “high” or “low” within each quartile. This percentage of the target bonus achieved by the participant, based on his or her quartile, multiplied by the target bonus for his or her tier determines his or her bonus payout. The Chief Executive Officer’s performance was independently reviewed by the Compensation Committee.

The awards made under the Vice President and Executive Compensation Program were: Mr. Conway (2nd quartile—low; 65% payout; 24,668 shares of stock); Mr. Pollema (2nd quartile—low; 65% payout; 12,334 shares); Ms. Bolton (3rd quartile—low; 46% payout; 8,634 shares); Mr. Danson (2nd quartile—high; 78% payout; 14,801 shares); and Mr. Shapiro (2nd quartile—low; 65% payout; 7,400 shares). Half of the shares of these stock grants were granted on February 19, 2008 and vested on February 29, 2008 and the other half of these awards will be granted in February 2010 and will vest on February 28, 2010.

For more information on these grants, see “2008 Executive Compensation—Bonus Shares” on page 30.

Long-Term Equity Incentives

The goal of eLoyalty’s long-term, equity-based incentive awards is to retain key executives, attract new executives and align the interests of executive officers with stockholders.

From 2002 to 2006, these long-term equity incentives were awarded in the form of restricted stock. Beginning in 2007 and continuing in 2008, eLoyalty also granted stock options as a long-term equity incentive to its senior executives. The 2008 grants were as follows: Mr. Conway (100,000); Mr. Pollema (35,000); Ms. Bolton (15,000); Mr. Danson (35,000) and Mr. Shapiro (10,000). The options were granted on February 19, 2008, and the strike price is $10.54, eLoyalty’s closing stock price on the date of the grants. The options will vest over four years as follows: 25% will vest on February 28, 2009 and 6.25% will vest on each quarterly vesting date thereafter.

Executive Benefits

eLoyalty provides the opportunity for its named executive officers and other executives to receive general health and welfare benefits in order to remain competitive in the general marketplace for executive talent. Each executive shares in the cost of these benefits and the amounts contributed ranged from $4,272 to $10,272 in 2007.

Change of Control and Severance Benefits

eLoyalty provides the opportunity for certain of its named executive officers to be protected under the severance and change of control provisions contained in their employment agreements. The Company provides this opportunity to attract and retain an appropriate caliber of talent for the position. eLoyalty believes that its severance and change of control provisions for the named executive officers are comparable to those of executive at similarly situated companies and are summarized in “Potential Payments upon Termination or Change of Control” on page 38.

Stock Plans

eLoyalty administers two stock Plans, the 1999 Stock Incentive Plan and the 2000 Stock Incentive Plan.

1999 Stock Incentive Plan

For a discussion of the 1999 Stock Incentive Plan, please see “Proposal 2—Amendment and Restatement of 1999 Stock Incentive Plan” on page 9.

2000 Stock Incentive Plan

The 2000 Stock Incentive Plan, which is similar to the 1999 Plan, was adopted May 12, 2000 and was amended and restated as of September 24, 2001. This Plan is administered by the Compensation Committee, but the full Board retains the right to administer the Plan in all respects. The 2000 Stock Incentive Plan will automatically terminate on September 23, 2011. The maximum percentage of shares with respect to which awards may be granted under the Plan to officers and to other Section 16 employees, is 20% of the total number of shares available for awards under the Plan, as adjusted. As of January 1, 2008, there were 51,737 shares available for issuance or delivery under this Plan.

The 2000 Stock Incentive Plan allows for limited awards to eligible employees, consultants and independent contractors, including only non-qualified stock options and stock awards, (both restricted stock and bonus stock). Non-Employee Directors are not eligible for awards under this Plan. Options and stock awards may be subject to performance measures and vesting requirements. The terms of the awards, including rights upon termination of employment, are included in individual award agreements.

Pension Benefits

eLoyalty does not sponsor any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

eLoyalty does not maintain any non-qualified defined contribution or deferred compensation plans.

2008 Executive Compensation

eLoyalty’s named executive officers received three types of equity grants in 2008 for 2007 performance: (1) bonus shares; (2) options; and (3) supplemental shares of restricted stock. Because these equity grants were granted in 2008, eLoyalty incurred no expense for those shares or options in 2007. As a result, these grants are not reflected in the Summary Compensation Table or any other tables in this Proxy Statement and are summarized here.

Bonus Shares. As detailed above, eLoyalty’s named executive officers received bonuses in the form of shares of restricted stock based upon eLoyalty’s performance in 2007. The amounts paid to each named executive officer depended on eLoyalty’s attainment of 65% of its corporate goals and then each executive’s quartile ranking, depending upon his or her individual performance. The percentage payout to these executives ranged from 46% to 78% of base salary. The bonus amounts ranged from $78,000 to $260,000.

The grants made under the Vice President and Executive Compensation Program were: Mr. Conway (2nd quartile—low; 65% payout; 24,668 shares of stock); Mr. Pollema (2 nd quartile—low; 65% payout; 12,334 shares); Ms. Bolton (3rd quartile—low; 46% payout; 8,634 shares); Mr. Danson (2nd quartile—high; 78% payout; 14,801 shares); and Mr. Shapiro (2nd quartile—low; 65% payout; 7,400 shares). Half of the shares of these stock awards were granted on February 19, 2008 and vested on February 29, 2008 and the other half of these awards will be granted in February 2010 and will vest on February 28, 2010.

Options. In accordance with the 2007 changes to eLoyalty’s Vice President and Executive Compensation Program, each of its named executive officers received the following option grants in 2008: Mr. Conway (100,000); Mr. Pollema (35,000); Ms. Bolton (15,000); Mr. Danson (35,000) and Mr. Shapiro (10,000). The options were granted on February 19, 2008, and the strike price is $10.54, eLoyalty’s closing stock price on the date of the grants. The options will vest over four years as follows: 25% will vest on February 28, 2009 and 6.25% will vest on each quarterly vesting date thereafter.

Supplemental Shares of Restricted Stock. eLoyalty’s named executives, as well as certain other Vice Presidents, received additional shares of restricted stock. As a result of the restructuring late in 2007, eLoyalty eliminated approximately 40 positions. Many of these employees had been granted shares of restricted stock that had not vested. In order to retain and incentivize its remaining named executive officers and other Vice Presidents, the Compensation Committee decided to make a supplemental grant to them of approximately 220,000 shares of restricted stock.

In connection with this grant, the named executive officers received the following amounts on February 19, 2008: Mr. Conway (30,000); Mr. Pollema (15,000); Ms. Bolton (7,500); Mr. Danson (15,000) and Mr. Shapiro (7,500). These shares will vest over four years as follows: 25% will vest on February 28, 2009 and 6.25% will vest on each quarterly vesting date thereafter.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears in eLoyalty’s 2008 Notice of Annual Meeting and Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in eLoyalty’s 2008 Notice of Annual Meeting and Proxy Statement for filing with the SEC.

Tench Coxe, Chair

Henry J. Feinberg

John T. Kohler

EXECUTIVE COMPENSATION

2007 SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary(5)	Bonus	Stock Awards(6)	Option Awards	All Other Compensation(7)		Total
Kelly D. Conway	2007	$482,066	$0	$766,770	$292,760	$6,750		$1,548,346
President and Chief Executive Officer	2006	$480,000	$0	$632,501	—	$6,600		$1,119,101

Christopher Min(2)	2007	$17,708	$0	$0	—	$0		$17,708
Vice President and Chief Financial Officer

Steven C. Pollema(3)	2007	$301,315	$0	$345,344	$58,552	$6,750		$711,961
Vice President, Integrated Contact Solutions/ CRM Business Unit	2006	$300,000	$0	$232,481	—	$6,600		$539,081

Karen Bolton	2007	$301,315	$0	$440,324	$117,104	$252,454	(8)	$1,111,197
Vice President	2006	$300,000	$0	$226,758	—	$186,582	(8)	$713,340

Christopher J. Danson	2007	$301,315	$0	$466,481	$117,104	$6,750		$891,650
Vice President, Delivery	2006	$300,000	$0	$229,166	—	$6,600		$535,766

Steven H. Shapiro(4)	2007	$286,251	$85,000	$229,608	—	$5,813		$606,672
Vice President, General Counsel and Corporate Secretary	2006	$195,938	$0	$78,918	—	$5,878		$280,734

(1)	For a description of the employment agreements entered into between eLoyalty and each of the named executive officers, see “Employment Agreements” on page 35.
(2)	Joined eLoyalty as Vice President and Chief Financial Officer on December 3, 2007.
(3)	Served as Chief Financial Officer until December 3, 2007.
(4)	Joined eLoyalty on April 24, 2006.
(5)	In connection with the Salary Replacement Program, the named executive officers were granted part of their salary in the form of shares of Common Stock. This column includes the value of shares granted to the named executives in lieu of salary through the end of the applicable year. As reported above, base salaries accounted for approximately 31% of total compensation for Mr. Conway and 36% on average for the other named executive officers who worked at eLoyalty for all of 2007.
(6)	This column shows the amount recognized as expense in eLoyalty’s financial statements in 2007 and 2006, respectively, under FAS 123(R) as a result of the vesting in 2007 and 2006 of restricted or installment stock awards granted to the named executive officers between 2003 and 2007. In accordance with FAS 123(R), the amount of such expense is based on the market value of stock on the approval date of the grant.
(7)	Reflects employer contributions to an eLoyalty qualified defined contribution plan.
(8)	Reflects amounts paid by eLoyalty to compensate Ms. Bolton for costs associated with her status as an Australian expatriate and the costs of maintaining residences in both the United States and Australia totaling $ 245,704 in 2007 and $179,982 in 2006, including $95,804 and $95,804 for housing in each of 2007 and 2006, respectively, $67,724 and $32,781 in travel expenses relating to trips to Australia in 2007 and 2006, respectively, and $82,176 and $51,397 in additional taxes in 2007 and 2006, respectively, incurred arising from such status and the foregoing compensation items.

2007 GRANTS OF PLAN-BASED AWARDS(1)

The following table summarizes stock awards made to eLoyalty’s named executive officers under eLoyalty’s 1999 Stock Incentive Plan in 2007, which constituted all of the stock awards made to such executives under any eLoyalty plan in 2007.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Grant Date Fair Value of Stock Awards(2)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards
Kelly D. Conway	11/09/07	10/31/07	2,407	—	—		—
	8/10/07	8/03/07	1,862	—	—		—
	5/11/07	5/03/07	1,204	—	—		—
	2/20/07	2/14/07		100,000		$21.95	$1,171,000
	2/20/07	2/14/07	18,224		$400,017
	2/16/07	2/14/07	1,337	—	—		—

Christopher Min	—	—	—	—	—		—

Steven C. Pollema	11/09/07	10/31/07	1,255	—	—		—
	8/10/07	8/03/07	931	—	—		—
	5/11/07	5/03/07	602	—	—		—
	2/20/07	2/14/07		20,000		$21.95	$234,200
	2/20/07	2/14/07	7,745		$170,003
	2/16/07	2/14/07	669	—			—

Karen Bolton	11/09/07	10/31/07	1,255	—	—		—
	8/10/07	8/03/07	931	—	—		—
	5/11/07	5/03/07	602	—	—		—
	2/20/07	2/14/07		40,000		$21.95	$468,400
	2/20/07	2/14/07	10,023		$220,005
	2/16/07	2/14/07	669	—	—		—

Christopher J. Danson	11/09/07	10/31/07	1,255	—	—		—
	8/10/07	8/03/07	931	—	—		—
	5/11/07	5/03/07	602	—	—		—
	2/20/07	2/14/07		40,000		$21.95	$468,400
	2/20/07	2/14/07	11,390		$250,011
	2/16/07	2/14/07	669	—	—		—

Steven H. Shapiro	11/09/07	10/31/07	1,192	—	—		—
	8/10/07	8/03/07	884	—	—		—
	5/11/07	5/03/07	572	—	—		—
	2/16/07	2/14/07	636	—	—		—

(1)	In accordance with eLoyalty practice, all grants were approved by the Compensation Committee. One-half of the shares of restricted stock granted on February 20, 2007 vested on February 28, 2007 and the remaining half will vest on February 28, 2009.

The remaining shares granted were fully vested upon grant in lieu of salary. As a result, no value is assigned to the award as additional compensation. For more information regarding these awards, see footnote 5 to the “2007 Summary Compensation Table” on page 31.

The restricted stock and installment stock include a feature whereby eLoyalty may withhold shares from vesting or the award, as applicable (which is generally treated as a sale of those shares back to eLoyalty at fair market value) in certain cases to satisfy tax withholding obligations related to the grantee. Restrictions on restricted stock grants generally vest in 20 equal quarterly installments over the five-year period following the grant date. Awards of installment stock generally provide for issuance of the stock in 20 equal quarterly installments over the 5-year period following the award date.

In the event dividends are paid to owners of Common Stock, dividends would be paid on the restricted shares, but not the installment stock, in the same amount and at the same time as paid to other owners of Common Stock.

(2)	Valuation assumptions are found under “eLoyalty Corporation Consolidated Financial Statements—Notes to Consolidated Financial Statements—Note Fifteen—Stock-Based Compensation” in eLoyalty’s Form 10-K for the fiscal year ended December 29, 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table shows the total number of stock options (vested and unvested) and unvested restricted stock awards outstanding for eLoyalty’s named executive officers as of December 29, 2007. These amounts do not include the options or shares of stock granted at the February 2008 Board Meeting. For information regarding the total beneficial ownership of eLoyalty securities by its named executive officers, please see “Security Ownership of Certain Beneficial Owners and Management—Beneficial Ownership Information” beginning on page 18.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested(1) ($)
Kelly D. Conway	25,000	75,000	$21.95	2/20/2017	123,881	(2)	$1,558,423
Christopher Min	—	—	—	—	—		—
Steven C. Pollema	5,000	15,000	$21.95	2/20/2017	48,635	(3)	$611,828
	20,000	0	$20.10	6/01/2011
Karen Bolton	10,000	30,000	$21.95	2/20/2017	79,329	(4)	$997,959
	2,000	0	$17.50	4/02/2011
Christopher J. Danson	10,000	30,000	$21.95	2/20/2017	75,151	(5)	$945,400
Steven H. Shapiro	—	—	—	—	39,000	(6)	$490,620

(1)	Market value is calculated based on the number of shares multiplied by the closing market price of Common Stock on December 28, 2007 which was $12.58 per share.
(2)	Comprised of the following:
•	Initial grant of 12,500 on April 2, 2001; vesting 260 per month; vested in full;
•	Initial grant of 300,836 on November 7, 2002; vesting 15,046 per quarter; vested in full;
•	Initial grant of 62,500 on May 31, 2004; vesting 3,125 per quarter; 18,750 remaining unvested;
•	Initial grant of 62,500 on November 30, 2004; vesting 3,125 per quarter; 25,000 remaining unvested;
•	Initial grant of 37,044 on May 31, 2005; vesting 1,852 per quarter; 18,519 remaining unvested;
•	Initial grant of 75,000 on May 31, 2006; vesting 3,750 per quarter; 52,500 remaining unvested; and
•	Initial grant of 18,224 on February 20, 2007; vesting 9,112 on February 28, 2009; 9,112 remaining unvested.
(3)	Comprised of the following:
•	Initial grant of 59,960 on February 28, 2002; vesting 2,998 per quarter; vested in full;
•	Initial grant of 59,690 on April 1, 2004; vesting 2,985 per quarter; 11,938 remaining unvested;
•	Initial grant of 15,000 on May 31, 2005; vesting 750 per quarter; 7,500 remaining unvested;
•	Initial grant of 35,000 on May 31, 2006; vesting 1,750 per quarter; 24,500 remaining unvested;
•	Initial grant of 1,100 on August 31, 2006; vesting 55 per quarter; 825 remaining unvested; and
•	Initial grant of 7,745 on February 20, 2007; vesting 3,872 on February 28, 2009; 3,872 remaining unvested.
(4)	Comprised of the following:
•	Initial grant of 28,397 on February 28, 2002; vesting approximately 1,426 per quarter; vested in full;
•	Initial grant of 51,095 on May 31, 2003; vesting 2,555 per quarter; 5,114 remaining unvested;
•	Initial grant of 2,000 on November 30, 2003; vesting 100 per quarter; vested in full;
•	Initial grant of 47,409 on May 31, 2005; vesting 2,370 per quarter; 23,704 remaining unvested;
•	Initial grant of 65,000 on May 31, 2006; vesting 3,250 per quarter; 45,500 remaining unvested; and
•	Initial grant of 10,023 on February 20, 2007; vesting 5,011 on February 28, 2009; 5,011 remaining unvested.

(5)	Comprised of the following:
•	Initial grant of 2,000 on April 2, 2001; vesting 42 per quarter; vested in full;
•	Initial grant of 11,931 on February 28, 2002; vesting 597 per quarter; vested in full;
•	Initial grant of 51,095 on May 31, 2003; vesting 2,555 per quarter; 5,114 remaining unvested;
•	Initial grant of 1,535 on November 30, 2003; vesting 80 per quarter; vested in full;
•	Initial grant of 32,409 on August 31, 2004; vesting 1,620 per quarter; 11,342 remaining unvested;
•	Initial grant of 15,000 on May 31, 2005; vesting 750 per quarter; 7,500 remaining unvested;
•	Initial grant of 65,000 on May 31, 2006; vesting 3,250 per quarter; 45,500 remaining unvested; and
•	Initial grant of 11,390 on February 20, 2007; vesting 5,695 on February 28, 2009; 5,695 remaining unvested.
(6)	Comprised of the following:
•	Initial grant of 50,000 on May 31, 2006; 10,000 vested on May 31, 2007; vesting 2,500 per quarter; 35,000 remaining unvested; and
•	Initial grant of 5,000 on November 30, 2006; vesting 250 per quarter; 4,000 remaining unvested.

EMPLOYMENT AGREEMENTS

Each of the named executive officers has entered into an employment agreement. The material continuing terms of such agreements, including their provisions relating to employment termination generally and following a change of control, are summarized in the following paragraphs.

Employment Agreement with Mr. Conway

Under his employment agreement, Mr. Conway’s annual base salary is set at $480,000, subject to annual review and discretionary adjustment. In addition, he is eligible to participate in eLoyalty’s other compensation programs, including annual bonus, equity incentive awards and other employee benefit programs. Mr. Conway’s agreement does not specify a term of employment and states that he is an employee at will. His employment agreement provides that eLoyalty may terminate his employment at any time, for Good Reason, or with or without Cause.

The terms of Mr. Conway’s termination without Cause, for Good Reason, Change of Control or death or Disability are described in “Potential Payments Upon Termination or Change of Control” beginning on page 38 and in the footnotes.

Mr. Conway may terminate his employment at any time, in which event he would receive no severance benefits.

Employment Agreements with Other Named Executive Officers

In addition to the employment agreement with Mr. Conway, eLoyalty has entered into employment agreements with Christopher Min, Karen Bolton, Christopher J. Danson, Steven C. Pollema and Steven H. Shapiro. The employment agreements generally provide for a base salary and eligibility to receive an annual performance bonus. According to these agreements, the actual amount of the annual bonus is generally discretionary and is determined based upon the executive’s performance and eLoyalty’s performance. The agreements also provide for grants of equity in the form of options or restricted shares and certain customary non-competition, non-solicitation proprietary information and invention and non-disparagement provisions.

In connection with his joining eLoyalty in 2007, Mr. Min’s employment agreement provided that he would receive: (i) a signing bonus of $52,500 on February 28, 2008 as long as he remained employed by eLoyalty on that date; (ii) a bonus of $150,000 in cash or unrestricted shares of Common Stock when bonuses are paid to other executives for the 2008 year; (iii) relocation assistance of up to $110,000; and (iv) a grant of 55,000 restricted shares of Common Stock.

Since she is an Australian citizen living in the United States, Ms. Bolton’s agreement provides her with certain reimbursements and benefits through the end of 2007, including housing and vehicle allowances, reimbursement of certain taxes and periodic trips to Australia for her and her family.

In accordance with his employment agreement, Mr. Shapiro received an $85,000 bonus on April 24, 2007, his first anniversary with the Company. In addition, his agreement provides for a grant of 50,000 restricted shares.

The agreements may be terminated, with or without Cause (as defined in the agreement), by the executive or by eLoyalty. If the executive’s employment is terminated by eLoyalty for Cause (or, in the case of Mr. Pollema, for Serious Misconduct) or the executive resigns, the executive is entitled to no further compensation or benefits other than those earned through the date of termination.

Employment Agreement Definitions

Definition of Good Reason. A termination for “Good Reason” occurs if:

(i)	the executive’s base salary is reduced below the amount set forth in his or her agreement, unless the three most highly paid executives’ salaries are reduced proportionately;

(ii)	executive’s target bonus is reduced, unless such reduction is shared proportionally by the three most highly paid executives of eLoyalty;

(iii)	the executive is involuntarily relocated to any location outside of the metropolitan area in which his or her primary office is located;

(iv)	significant diminution in executive’s position (including offices, titles and reporting relationships), authority, duties or responsibilities excluding diminutions resulting from a Change of Control;

(v)	eLoyalty fails to assign this agreement to a successor upon a Change of Control.

Mr. Conway’s agreement also provides that the failure of eLoyalty’s Board to nominate Mr. Conway as a director constitutes Good Reason. Ms. Bolton’s agreement also provides that material changes to eLoyalty’s bonus plan without her consent constitutes Good Reason.

The definition of Good Reason (other than in Mr. Pollema’s agreement) does not include the diminution of responsibilities if such diminution of responsibilities are in the ordinary course of either: (i) eLoyalty becoming, pursuant to a Change of Control, part of a larger organization in which the executive directly reports to the chief executive officer of such organization; or (ii) eLoyalty becoming, pursuant to a Change of Control, either a subsidiary or equivalent separate functional business unit of a larger business organization. The definition of Good reason in Mr. Conway’s Agreement does not include such diminution of responsibilities only if he is appointed to serve as a Chief Executive Officer of the larger organization with all such accompanying authority, duties and responsibilities.

Mr. Pollema’s agreement defines the following as Good Reason: (i) a reduction in his salary; (ii) a reduction in his target bonus to less than 100% of his base salary; (iii) a substantial reduction in his benefits other than applied generally to employees or other senior executives; (iv) diminutions in his duties that are material in the aggregate; (v) changes in his reporting relationship; (vi) a relocation of eLoyalty’s corporate offices outside of Lake, Cook or DuPage County, Illinois; (vii) the failure of eLoyalty to obtain a satisfactory agreement from a successor to eLoyalty; or (viii) material breach of his agreement.

Definition of Change of Control. “Change of Control” means:

(i)	the acquisition by any individual, entity or group of beneficial ownership of 25% or more of eLoyalty’s outstanding Common Stock or voting securities;

(ii)	a change in the identity of a majority of the members of the Board from those who constituted the Board at the time eLoyalty was spun off from TSC (the “Incumbent Board”), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board;

(iii)	the consummation of a reorganization, merger or consolidation involving eLoyalty or a sale or other disposition of all or substantially all of eLoyalty’s assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding Common Stock and voting securities prior to the transaction beneficially own 60% or more of the outstanding Common Stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction; or

(iv)	the consummation of a plan of complete dissolution or liquidation.

There is no definition of Change of Control in Mr. Pollema’s agreement. The benefits referred to above are paid only if a Change of Control were to affect certain provisions relating to Constructive Discharge as a result of eLoyalty being acquired.

For each of the employment agreements, the definition of Change of Control derives from the 1999 Stock Incentive Plan.

Definition of Disability. “Disability” means a permanent disability rendering the executive unable to perform his or her duties for 90 consecutive days or 180 days in any 12-month period, as determined by an independent physician appointed by the Board.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Overview. eLoyalty is not obligated to make any cash payments to its named executive officers if their employment is terminated by eLoyalty for Cause, Serious Misconduct (in the case of Mr. Pollema) or the executive resigns other than for Good Reason.

Definition of Cause. A termination for “Cause” occurs if eLoyalty terminates employment for any of the following reasons:

(i)	conviction, including a plea of guilty or no contest, of any felony or any crime involving moral turpitude or dishonesty;

(ii)	fraud upon eLoyalty (or an affiliate), embezzlement or misappropriation of corporate funds;

(iii)	willful acts of dishonesty materially harmful to eLoyalty;

(iv)	activities materially harmful to eLoyalty’s reputation; and

(v)	executive’s willful misconduct, willful refusal to perform his or her duties, or substantial willful disregard of his or her duties.

Mr. Pollema’s employment agreement uses the term “Serious Misconduct,” but that term is substantially similar to the term “Cause” except that a material breach of his agreement by him is considered serious misconduct and activities harmful to eLoyalty’s reputation are not specified as Serious Misconduct.

Non-Competition. In connection with a termination without Cause or a termination for Good Reason, no payments are due unless the executive executes a general release. During the executive’s employment and for a period of one year following a termination in connection for any reason (including a termination without Cause or for Good Reason or a termination in connection with a Change of Control), the executive cannot, for himself or an agent, partner or employee of any person, firm or corporation:

(i)	engage in the practice of providing consulting or related services for any client or prospect of eLoyalty to or for which he or she performed or provided consulting or related services, or with whom the executive had personal contact, or prospect to whom the executive submitted or assisted or participated, in any way, in the submission of a proposal in the executive’s prior two years of employment; or

(ii)	directly or indirectly hire, solicit, encourage or otherwise induce or assist in the inducement away from eLoyalty any customer, client, contractor, consultant, or other person or party with whom eLoyalty has a contractual relation or any eLoyalty client or any eLoyalty employee.

The terms of the non-competition provision of Mr. Pollema’s employment agreement is different in some respects. Mr. Pollema, on his own behalf or on behalf of any person, firm or corporation, may not engage in or become employed by any entity that engages in the practice of consulting or related services with respect to the customer relation management area that is competitive with the services provided by eLoyalty or in which eLoyalty is actively planning to provide for its customers, excluding such areas that are not the entity’s principal business, or if Mr. Pollema does not have responsibilities in such areas. The period extends for six months if Mr. Pollema were to be terminated for reasons other than serious misconduct or pursuant to constructive discharge, or for one year if he were to be terminated for serious misconduct or any reason other than pursuant to a constructive discharge.

Termination for Good Reason, Change of Control or Death or Disability

Assuming the employment of eLoyalty’s named executive officers was to be terminated for Good Reason or by eLoyalty other than for Cause (or Serious Misconduct, in the case of Mr. Pollema), Change of Control or death or Disability, each as of December 29, 2007, the following individuals would be entitled to payments in the amounts set forth opposite their name in the following table. The details are described in footnotes to the table below.

Name	Salary	Bonus(19)	Health Benefits	Vesting(20)(21)	Total
Kelly D. Conway
Good Reason(1)	$720,000	$495,000	$25,632	$1,228,840	$2,469,472
Change of Control(2)	$720,000	—	—	$1,464,073	$2,184,073
Death or Disability(3)	$480,000	$495,000	$17,088	$779,211	$1,771,299

Christopher Min
Good Reason(4)	$250,000	—	$4,440	—	$254,440
Change of Control(5)	$250,000	—	—	—	$250,000
Death or Disability(6)	$250,000	—	$4,440	—	$254,440

Steven C. Pollema
Good Reason (7)	$300,000	$150,000	$17,088	$0	$467,088
Change of Control(8)	$300,000	—	—	$0	$300,000
Death or Disability(9)	$300,000	$150,000	$17,088	$0	$467,088

Karen Bolton
Good Reason(10)	$300,000	$155,500	$17,556	$347,158	$820,214
Change of Control(11)	$300,000	—	—	$693,020	$993,020
Death or Disability(12)	$300,000	$155,500	$17,556	$498,979	$972,035

Christopher J. Danson
Good Reason(13)	$300,000	$208,000	$0	$347,158	$855,158
Change of Control(14)	$300,000	—	—	$609,576	$909,576
Death or Disability(15)	$300,000	$138,667	$0	$472,700	$911,367

Steven H. Shapiro
Good Reason(16)	$213,750	$99,000	$17,088	$138,380	$468,218
Change of Control(17)	$213,750	—	—	$276,760	$490,510
Death or Disability(18)	$285,000	$99,000	$17,088	$245,310	$646,398

(1)	Upon termination for Good Reason, Mr. Conway would be paid the following amounts as severance: a lump sum amount of 18 months of salary, health benefits of $1,424 per month for 18 months and a bonus of $495,000, calculated as 150% of the average of the bonus for the preceding year and the target bonus for the current year. In addition, he would be entitled to accelerated vesting for shares of restricted stock that would otherwise have vested as if he were employed for 24 months after termination, amounting to 97,682 shares of restricted stock with a value of $1,228,840.
(2)	Upon termination in connection with a Change of Control, Mr. Conway would be paid a lump sum amount of 18 months of salary. He would also receive additional vesting for shares of restricted stock and options that would otherwise have vested if he were employed for 36 months after termination, amounting to 116,381 shares of restricted stock with a value of $1,464,073.
(3)	Upon death or Disability, a lump sum amount of 12 months of salary would be paid, health benefits of $1,424 per month for 12 months, and a total bonus of $495,000, calculated as the severance bonus paid for Good Reason for the preceding and then current year. In addition, upon death or Disability, half of Mr. Conway’s unvested shares of restricted stock would vest, amounting to 61,941 shares of restricted stock with a value of $779,211.

(4)	Upon termination for Good Reason, Mr. Min would be paid a lump sum amount of $250,000 for 12 months of salary and health benefits of $370 per month for 12 months. As of December 29, 2007, Mr. Min had no equity grants that would have vested upon termination for Good Reason.
(5)	Upon termination in connection with a Change of Control, Mr. Min would be paid a lump sum amount of $250,000 for 12 months of salary. As of December 29, 2007, Mr. Min had no equity grants that would have vested upon termination for Change of Control.
(6)	Upon death or Disability, a lump sum of $250,000 for 12 months of salary would be paid and health benefits of $370 per month. As of December 29, 2007, Mr. Min had no equity grants that would have vested upon termination for death or Disability.
(7)	Upon termination for Good Reason, Mr. Pollema would be paid a salary continuation of $25,000 per month for 12 months, health benefits of $1,424 per month for 12 months and a bonus of $150,000, calculated as the average annual bonus earned during the preceding 2 years. No vesting of equity awards is provided for.
(8)	Upon termination in connection with a Change of Control, Mr. Pollema would be entitled to a salary continuation of $25,000 per month for 12 months. No vesting of equity awards is provided for.
(9)	Upon death or Disability, salary continuation would be paid of $25,000 per month for 12 months, health benefits of $1,424 per month for 12 months and a total bonus of $150,000, calculated as the average annual bonus earned during the preceding two years. Upon death or Disability, no vesting of equity awards is provided for.
(10)	Upon termination for Good Reason, Ms. Bolton would be paid a salary continuation of $25,000 per month for 12 months, health benefits of $1,463 per month for 12 months and a total bonus of $155,500, calculated as the average of the bonus for the preceding year and a reasonable estimate of the bonus for the then current year. She would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if she were employed for 12 months after termination, amounting to 27,596 shares of restricted stock with a value of $347,158.
(11)	Upon termination in connection with a Change of Control, Ms. Bolton would be paid a salary continuation of $25,000 per month for 12 months. She would also be entitled to receive at termination additional vesting for shares of restricted stock and options that would otherwise have vested as if she were employed for 24 months after termination, amounting to 55,089 shares of restricted stock with a value of $693,020.
(12)	Upon death or Disability, salary continuation of $25,000 would be paid per month for 12 months, health benefits of $1,463 per month would be paid for 12 months and a total bonus of $155,500 would be paid, calculated as the average of the bonus for the preceding year and a reasonable estimate of the bonus for the then current year. Upon death or Disability, half of the shares of restricted stock and stock options exercisable for one year would vest, amounting to 39,665 shares of restricted stock with a value of $498,979.
(13)	Upon termination for Good Reason, Mr. Danson would be paid a salary continuation of $25,000 per month for 12 months and a total bonus of $208,000, calculated as the average of the bonus for the preceding year and reasonable estimate for the bonus for the then current year. He would also be entitled to receive additional vesting for shares of restricted stock that would otherwise have vested if he were employed for 12 months after termination and for options as if he were employed for six months after termination, amounting to 27,596 shares of restricted stock with a value of $347,158.
(14)	Upon termination in connection with a Change of Control, Mr. Danson would be paid a salary continuation of $25,000 per month for 12 months. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if he were employed for 24 months after termination, amounting to 48,456 shares of restricted stock with a value of $609,576.
(15)	Upon death or Disability, salary continuation would be paid in the amount of $25,000 per month for 12 months and a total bonus of $138,667, calculated as the average of the bonus for the preceding year and reasonable estimate of the bonus for the then current year. Upon death or Disability, half of the shares of restricted stock and stock options exercisable for one year would vest, or 37,576 shares of restricted stock with a value of $472,700.
(16)

Upon termination for Good Reason, Mr. Shapiro would be paid a lump sum amount of 9 months of salary, health benefits of $1,424 per month for 12 months and a total bonus of $99,000, calculated as the average of the bonus for the preceding year and a reasonable estimate of the bonus for the then current year. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if he were employed for 12 months after termination, amounting to 11,000 shares of restricted stock with a value of $138,380.

(17)	Upon termination in connection with a Change of Control, Mr. Shapiro would be paid a lump sum amount of 9 months of salary. He would also be entitled to receive additional vesting for shares of restricted stock and options that would otherwise have vested if he were employed for 24 months after termination, amounting to 22,000 shares of restricted stock with a value of $276,760.
(18)	Upon death or Disability, a lump sum amount of 12 months of salary, health benefits of $1,424 per month for 12 months and a total bonus of $99,000, calculated as the average of the bonus for the preceding year and reasonable estimate for the bonus for the then current year. Upon death or Disability, half of the shares of restricted stock would vest, amounting to 19,500 shares of restricted stock with a value of $245,310.
(19)	Solely for purposes of calculating the amounts in the table: Mr. Conway’s bonus for 2007 was calculated as the amount equal to the dollar equivalent of restricted shares of Common Stock he was granted in 2008 as a bonus for 2007; and the reasonable estimate for Ms. Bolton’s and Mr. Danson’s bonus was calculated as the dollar equivalent of restricted shares of Common Stock each of them was granted in 2008 for 2007. The bonuses for 2007 were paid in the form of stock in 2008, and are therefore not reflected as bonuses in the “2007 Summary Compensation Table” on page 31.

These calculations are no guarantee of what the amounts would be under any other circumstances. Any of the amounts set forth above may vary, depending on the performance of eLoyalty and the executive as well as several other circumstances.

All executive officers are to be paid these bonuses within seven days of termination.

(20)	For purposes of this table, shares of restricted stock were valued at the closing price on December 28, 2007 of $12.58 for Common Stock.
(21)	Messrs. Conway, Pollema and Danson and Ms. Bolton have options that would vest under the circumstances provided for in the table. For purposes of these calculations, however, the options are not included because they had exercise prices above eLoyalty’s closing stock price of $12.58 on December 28, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of eLoyalty’s Board currently consists of Mr. Coxe, as Chairman, Mr. Feinberg and Mr. Kohler. None of Mr. Coxe, Mr. Feinberg or Mr. Kohler is a current or former officer or employee of eLoyalty and none has any relationship requiring disclosure under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended. During the last fiscal year, no executive officer of eLoyalty served on the board of directors or compensation committee of any other company whose executive officers served as a director or member of the Compensation Committee of eLoyalty.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2009

Deadline for Inclusion in Proxy Statement

Any stockholder proposal to be considered by eLoyalty for inclusion in the Proxy Statement and form of proxy for next year’s Annual Meeting of Stockholders must be received by eLoyalty’s Corporate Secretary at its principal executive offices, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, no later than December 15, 2008 and must otherwise satisfy the requirements of applicable SEC rules.

Deadline for Notice of Other Stockholder Proposals/Director Nominations

Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with the advance notice procedures set forth in eLoyalty’s By-Laws in order to be brought properly before that annual stockholders’ meeting. In addition, with respect to any such stockholder proposals, eLoyalty may utilize discretionary authority conferred by proxy in voting thereon if, among other matters, the stockholder proponent does not give timely notice of the matter to eLoyalty in accordance with such By-Law procedures. In general, written notice of such a stockholder proposal or a director nomination must be delivered to eLoyalty’s Corporate Secretary not less than 75 days or more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year’s annual meeting of stockholders, the written notice must be received no earlier than February 4, 2009 and no later than March 2, 2009.

In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of eLoyalty at the address specified on page 1 of this Proxy Statement.

If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, such business will not be transacted or such defective nomination will not be accepted.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary in any of eLoyalty’s other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, before or after the date of this Proxy Statement, that incorporate future SEC filings made by eLoyalty, none of the information under “Report of the Audit Committee” or the “Report of the Compensation Committee” will be incorporated by reference into any of those filings.

ADDITIONAL INFORMATION

The cost of soliciting proxies will be borne by eLoyalty. In addition to soliciting proxies through the mail, certain employees of eLoyalty may solicit proxies in person, by facsimile or by telephone, without additional compensation. As is customary, eLoyalty will, upon request, reimburse brokers, banks, custodians and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of eLoyalty shares.

The SEC’s rules permit eLoyalty to deliver a single set of proxy materials to one address shared by two or more of its stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, eLoyalty may deliver only one set of proxy materials to multiple stockholders who share an address. eLoyalty agrees to deliver promptly, upon request, a separate copy of the proxy materials to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy materials, or if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, please contact Steven H. Shapiro, Vice President, General Counsel and Corporate Secretary, eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045.

Your vote is important. Please complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope as soon as possible or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.

By Order of the Board of Directors,

Steven H. Shapiro,

Vice President, General Counsel and Corporate Secretary

eLoyalty will furnish without charge to each person whose proxy is solicited upon the written request of such person a copy of eLoyalty’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Steven H. Shapiro, Vice President, General Counsel and Corporate Secretary, eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045.

Annex A

eLOYALTY CORPORATION

1999 STOCK INCENTIVE PLAN

(as Amended and Restated as of May 15, 2008)

I. INTRODUCTION

1.1 Purposes. The purposes of the 1999 Stock Incentive Plan (the “Plan”) of eLoyalty Corporation, a Delaware corporation (the “Company”), are to: (i) align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining directors (including Non-Employee Directors), officers, other key employees, consultants, independent contractors and agents; and (iii) motivate such persons to act in the long-term best interests of the Company’s stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Stock” shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

“Bonus Stock Award” shall mean an award of Bonus Stock under this Plan.

“Cause” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Cause,” then “Cause” will mean a finding by the Committee of the Participant’s: (i) theft or embezzlement, or attempted theft or embezzlement, of money or property of any of the Company Parties, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on any of the Company Parties, or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of any of the Company Parties; (ii) act or acts of disloyalty, moral turpitude or material misconduct that is injurious to the interest, property, value, operations, business or reputation of any of the Company Parties, or conviction of a crime that results in injury to any of the Company Parties; or (iii) repeated refusal (other than by reason of Disability) to carry out reasonable instructions from the Participant’s superiors or the Board. Notwithstanding any provision of the Plan or any employment, severance or other agreement, “Cause” shall include any violation by the Participant, during or after the Participant’s service, of a non-competition, non-solicitation, non-disclosure or other restrictive covenant applicable to the Participant in any employment, severance or other agreement with any of the Company Parties.

“Change in Control” shall have the meaning set forth in Section 6.12(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean: (i) prior to the date that the Company shall become a separate publicly held corporation for purposes of Section 162(m) of the Code, the Committee under the Technology Solutions Company 1996 Stock Incentive Plan; and (ii) on or after such date, one or more committees of the Board that have been designated by the Board to carry out certain respective actions under this Plan on behalf of the Board, subject to the limitations provided by the Board in any such designations; provided, however, that where necessary for compliance with Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, or where the Board deems it to be advisable for any reason whatsoever, such committee will consist of two or more members of the Board, each of whom shall be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act; and provided further, that where the grant of an award is being made to any person who at the time of the grant is a “covered employee,” or who is then believed likely to be a “covered employee” at any time during the period an award hereunder to such person would be outstanding, and where necessary for such grant to qualify as performance based compensation under the provisions of Section 162(m) of the Code, such committee will consist of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code. Notwithstanding any such committee designations, the Board retains the right to assume full authority to administer the Plan in all respects hereunder pursuant to Section 1.3 hereof.

“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

“Company” shall have the meaning set forth in Section 1.1.

“Company Parties” means, collectively and without duplication, the Company and any of its Subsidiaries.

“Disability” shall have the meaning set forth in any employment, severance or other agreement between any of the Company Parties and the Participant. If there is no employment agreement between any of the Company Parties and the Participant, or if such agreement does not define “Disability,” then “Disability” shall mean a physical or mental condition of a Participant resulting from a bodily injury, disease or mental disorder that renders the Participant eligible for benefits under the Company’s long-term disability Plan (as in effect as of the date of the Participant’s termination of employment and regardless of whether the Participant is otherwise eligible for benefits under such Plan), as determined by the Company in its sole discretion.

“Effective Date” shall have the meaning set forth in Section 6.5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported by The NASDAQ Stock Market or the principal national securities exchange on which the Common Stock is then traded, on the date that such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date that transactions were reported; provided, however, that if: (i) the determination date occurs prior to the initial date that shares of Common Stock are traded on The NASDAQ Stock Market or a national securities exchange; or (ii) the Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

“Free-Standing SAR” shall mean a SAR that is not issued in tandem with, or by reference to, an option and that entitles the holder thereof to receive, upon exercise, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs that are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated as an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 6.12(b)(2) hereof.

“Mature Shares” shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and that such holder has held for at least six months.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary; provided, however, that prior to the Reference Date, “Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company, TSC, any subsidiary of TSC or any Subsidiary.

“Non-Statutory Stock Option” shall mean a stock option that is not an Incentive Stock Option.

“Outstanding Common Stock” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Outstanding Voting Securities” shall have the meaning set forth in Section 6.12(b)(1) hereof.

“Participants” shall have the meaning set forth in Section 1.4 hereof.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code and any regulations promulgated thereunder.

“Performance Measures” shall mean the criteria and objectives, established by the Committee and approved by the Company’s stockholders, that shall be satisfied or met: (i) as a condition to the exercisability of all or a portion of an option, SAR, RSU, or Performance Unit; (ii) as a condition to the grant of a Stock Award or RSUs; or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder’s receipt, in the case of a Restricted Stock Award or RSUs, of the shares of Common Stock or share equivalent units subject to such award, or, in the case of a Performance Share Award or Performance Units, of the shares of Common Stock or share equivalent units subject to such award and/or of payment with respect to such award. Unless and until the Committee proposes and the Company’s stockholders approve a change in the general performance measures set forth in this paragraph, the performance measure(s) to be used for purposes of awards designed to qualify for the Performance-Based Exception will be chosen from among the following alternatives:

(a) net earnings;

(b) operating earnings or income;

(c) earnings growth;

(d) services revenue growth;

(e) net income (absolute or competitive growth rates comparative);

(f) net income applicable to Common Stock;

(g) income statement performance;

(h) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital;

(i) earnings per share of Common Stock;

(j) return on stockholders equity (absolute or peer-group comparative);

(k) stock price (absolute or peer-group comparative);

(l) absolute and/or relative return on Common stockholders equity;

(m) absolute and/or relative return on capital;

(n) absolute and/or relative return on assets;

(o) economic value added (income in excess of cost of capital);

(p) customer satisfaction;

(q) client growth;

(r) enhancement of functionality of technology;

(s) managed backlog growth;

(t) development of infrastructure and teams within the Company;

(u) expense reduction; and

(v) ratio of operating expenses to operating revenues.

The Committee will have the discretion to adjust targets set for pre-established performance objectives; however, awards designed to qualify for the Performance-Based Exception may not be adjusted upward, except to the extent permitted under Section 162(m) of the Code, to reflect accounting changes or other events.

If Section 162(m) of the Code or other applicable tax or securities laws change to allow the Committee discretion to change the types of performance measures without obtaining stockholder approval, the Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Committee determines it is advisable to grant awards that will not qualify for the Performance-Based Exception, the Committee may grant awards that do not so qualify.

“Performance Period” shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award or Performance Units shall be measured.

“Performance Share” shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, the Fair Market Value of such Performance Share in cash.

“Performance Share Award” shall mean an award of Performance Shares under this Plan.

“Performance Unit” shall mean an award with an initial value established by the Committee at the time of grant that is based on the Participant’s attainment of specified performance objectives.

“Permanent and Total Disability” shall have the meaning set forth in Section 22(e)(3) of the Code or any successor thereto.

“Reference Date” shall mean the initial date that the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Restricted Stock” shall mean shares of Common Stock that are subject to a Restriction Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Units” or “RSUs” shall mean a notional account established pursuant to an award granted to a Participant, as described in Article III, that is: (a) credited with amounts equal to Shares; (b) subject to restrictions; and (c) payable in cash or shares of Common Stock.

“Restriction Period” shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award or share equivalent units subject to RSUs may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

“SAR” shall mean a stock appreciation right that may be a Free-Standing SAR or a Tandem SAR.

“Spin-Off” shall mean a pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

“Stock Award” shall mean a Restricted Stock Award or Bonus Stock Award.

“Subsidiary” shall mean any corporation or entity, other than the Company, in an unbroken chain of corporations or other entities beginning with the Company if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

“Substitute Options” shall have the meaning set forth in Section 2.4.

“Tandem SAR” shall mean a SAR that is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), that entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (that may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, that is surrendered.

“Tax Date” shall have the meaning set forth in Section 6.9.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

“TSC” shall mean Technology Solutions Company, a Delaware corporation, and its successors.

“TSC Options” shall have the meaning set forth in Section 2.4.

1.3 Administration. This Plan shall be administered by the Committee, pursuant to and subject to the terms of the Board’s designation thereof and delegation thereto in accordance with Section 1.2 hereof. The Board or the Committee may delegate some or all of their authority under the Plan to officers or employees of the Company or other persons, as permitted by law and to the extent otherwise consistent with the terms of the Plan. Notwithstanding any such Board or Committee designation or delegation, the Board retains the right to assume full authority to administer the Plan in all respects hereunder. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock or Bonus Stock; (iv) RSUs; (v) Performance Shares; and (vi) Performance Units. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, RSUs, or Performance Units, and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Board or, if applicable, the Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that: (i) any or all outstanding options or SARs shall become exercisable in part or in full; (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or RSUs shall lapse; (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award or Performance Units shall lapse; and (iv) the Performance Measures applicable to any outstanding Restricted Stock Award or RSUs (if any) and to any outstanding Performance Share Award or Performance Units shall be deemed to be satisfied at the maximum or any other level. The Board or, if applicable, the Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

1.4 Eligibility. Participants in this Plan shall consist of such directors, officers, other key employees, consultants, independent contractors and agents of the Company and its Subsidiaries and, prior to the Spin-Off, directors, officers and other key employees of TSC and its subsidiaries, as the Committee in its sole discretion may select from time to time and such other persons receiving Substitute Options (collectively, “Participants”). For purposes of this Plan, references to employment shall also mean service as a director or pursuant to an agency or independent contractor relationship, and references to employment by the Company shall also mean employment by a Subsidiary or such other employer designated in the Agreement evidencing the award. Notwithstanding the preceding sentence, in the case of: (i) options granted hereunder prior to the Reference Date; and (ii) Substitute Options, references to employment with the Company shall include all employment with TSC or any of its subsidiaries. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Without limiting their eligibility for discretionary awards under the Plan, as described above, Non-Employee Directors of the Company shall be eligible to participate in this Plan in accordance with Article V. Notwithstanding anything contained herein to the contrary, no person other than an employee of the Company or a Subsidiary may be granted an Incentive Stock Option hereunder.

1.5 Shares Available. Subject to adjustment as provided in Section 6.11, the total number of shares of Common Stock initially available for all grants of awards over the term of the Plan, other than Substitute Options, was 534,000. As of the first day of each fiscal year of the Company beginning on or after January 1, 2000, the total number of shares of Common Stock available for all grants under this Plan, other than Incentive Stock Options, shall automatically increase by an amount equal to five percent (5%) of the number of shares of Common Stock then outstanding. Effective upon approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders), the maximum number of shares of Common Stock authorized for all grants of awards under this Plan, subject to adjustment as provided in Section 6.11, is 6,386,097 including a total of: i) 3,113,341 shares that became available on the first day of fiscal years 2000-2008 pursuant to the automatic increase feature contained in the Plan as noted above; ii) 738,756 shares initially made available pursuant to the Substitute Options granted in connection with the Spin-Off; iii) 500,000 shares that became available pursuant to an amendment to the Plan that was approved by the Company’s stockholders at the Company’s 2002 Annual Meeting of Stockholders; and iv) 534,000 shares initially available for issuance under the Plan. If approved, a maximum of 1,034,000 shares will be available for grants of Incentive Stock Options.

To the extent that shares of Common Stock subject to an outstanding option granted hereunder (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a Tandem SAR), Free-Standing SAR, Stock Award, RSU, Performance Share, or other award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock or share equivalent units with respect to which options, SARs, Stock Awards, RSUs, Performance Share Awards, Performance Units, or a combination thereof, may be granted to any person during: (i) the 1999 fiscal year shall be 75,000; and (ii) any other fiscal year of the Company shall be 500,000, subject to adjustment as provided in Section 6.11.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is granted to a person other than an employee of the Company or a Subsidiary or that is otherwise not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other Plan of the Company (or any parent or subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of any option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant; provided further, that if an exercise of a Non-Statutory Stock Option would violate applicable securities laws, the Non-Statutory Stock Option will be exercisable no more than 30 days after the exercise of the option first would no longer violate applicable securities laws. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised: (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefore in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option; (ii) if applicable, by surrendering to the Company any Tandem SARs that are cancelled by reason of the exercise of the option; and (iii) by executing such documents as the Company may reasonably request. The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to a SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee.

(b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of a SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures that shall be satisfied or met as a condition to the grant of a SAR or to the exercisability of all or a portion of a SAR. The Committee shall determine whether a SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If a SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.14.

(c) Method of Exercise. A Tandem SAR may be exercised: i) by giving written notice to the Company specifying the number of whole SARs that are being exercised; (ii) by surrendering to the Company any options that are cancelled by reason of the exercise of the Tandem SAR; and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised: (i) by giving written notice to the Company specifying the whole number of SARs that are being exercised; and (ii) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. Subject to Section 1.4, all of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be made at the time of the grant of such option or SAR, as the case may be, and shall be specified in the Agreement relating to such option or SAR.

2.4 Substitute Awards. In the event of a Spin-Off, the Committee shall be authorized to grant substitute options (“Substitute Options”) to purchase Common Stock, in accordance with the terms hereof, to holders of options to acquire Common Stock of TSC (“TSC Options”). The number of shares of Common Stock subject to Substitute Options shall be determined as follows:

(a) eLoyalty Employees and Directors. A Substitute Option shall be granted to each holder of a TSC Option who, immediately after the Spin-Off, is an employee or director of the Company (but who is not also a director of TSC). The number of shares of Common Stock subject to such Substitute Option shall be determined by multiplying the number of shares subject to the TSC Option to which such Substitute Option relates by a ratio, the numerator of which is the trading price of a share of TSC Common Stock, traded “regular way,” and the denominator of which is the trading price of a share of Common Stock, traded on a “when-issued” basis, in each case over a fixed period of time determined by the Committee on or around the record date of the Spin-Off.

(b) Other TSC Option Holders. A Substitute Option shall be granted to each holder of a nonqualified TSC Option granted prior to June 22, 1999 who, immediately after the Spin-Off, is either: (i) an employee or director of TSC; or (ii) an employee or director of neither TSC nor the Company. The number of shares of Common Stock subject to such Substitute Option shall equal the number of shares of Common Stock that would be distributed in the Spin-Off with respect to a number of shares of TSC Common Stock equal to the number of shares subject to the TSC Option to which such Substitute Option relates immediately prior to the Spin-Off.

The Committee shall determine the exercise price of each Substitute Option in a manner that preserves the economic value of the TSC Option to which such Substitute Option relates. The terms and conditions of each Substitute Option, including, without limitation, the expiration date of the option, the time or times when, and the manner in which, such Substitute Option shall be exercisable, the duration of the exercise period, the method of exercise, settlement and payment, and, subject to Section 1.4, the rules in the event of termination of employment, shall be the same as those of the TSC Option to which the Substitute Option relates.

Pursuant to its authority provided under this Section, the Committee granted a total of 738,756 shares of Substitute Options in connection with the spin-off of eLoyalty from TSC on February 15, 2000.

III. STOCK AWARDS AND RESTRICTED STOCK UNITS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards and/or RSUs to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

3.2 Terms of Stock Awards. Stock Awards and RSUs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award, the number of share equivalent units subject to RSUs, and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award or RSUs shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award or RSUs shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock or share equivalent units subject to such award: (i) if specified Performance Measures are satisfied or met during the specified Restriction Period; or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock or share equivalent units subject to such award: (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period; or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

(c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder’s name and may bear a legend, in addition to any legend that may be required pursuant to Section 6.10, indicating that the ownership of the shares of

Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, that would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company’s right to require payment of any taxes in accordance with Section 6.9, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Rights with Respect to Restricted Stock Units. During the Restriction Period, Participants awarded RSUs hereunder will be credited with regular cash dividends or dividend equivalents paid with respect to those share equivalent units. Dividends may be paid currently, accrued as contingent cash obligations, or converted into additional share equivalent units, upon such terms as the Committee establishes. The Board or Committee may apply any restrictions it deems advisable to the crediting and payment of dividends and other distributions.

(f) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award or Performance Shares, or share equivalent units subject to RSUs, granted to a “covered employee” within the meaning of Section 162(m) of the Code shall not exceed $2,000,000: (i) at the time of grant in the case of a Stock Award, Performance Shares, or RSUs granted upon the attainment of Performance Measures; or (ii) in the case of a Restricted Stock Award, Performance Shares, or RSUs with Performance Measures that shall be satisfied or met as a condition to the holder’s receipt of the shares of Common Stock or share equivalent units subject to such award, on the earlier of: (x) the date on which the Performance Measures are satisfied or met; and (y) the date the holder makes an election under Section 83(b) of the Code.

3.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award or RSUs, or any cancellation or forfeiture of such Restricted Stock Award or RSUs upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award or RSUs, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Restricted Stock Award or RSUs.

IV. PERFORMANCE SHARE AWARDS AND PERFORMANCE UNITS

4.1 Performance Share Awards and Performance Units. The Committee may, in its discretion, grant Performance Share Awards or Performance Units to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Share Awards and Performance Units. Performance Share Awards and Performance Units shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Shares and Performance Units and Performance Measures. The number of Performance Shares or share equivalent units subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award or Performance Units shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award: (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof; and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 6.14.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Share Award or Performance Units, or any cancellation or forfeiture of such Performance Share Award or Performance Units upon a termination of employment with the Company of the holder of such Performance Share Award or Performance Units, whether by reason of Disability, retirement, death or other termination, shall be set forth in the Agreement relating to such Performance Share Award or Performance Units.

V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

5.1 Eligibility. Each Non-Employee Director shall be granted options to purchase shares of Common Stock in accordance with this Article V. All options granted under this Article V (“Automatic Non-Employee Director’s Options”) shall constitute Non-Statutory Stock Options. Notwithstanding anything to the contrary herein, any Non-Employee Director who was granted an option pursuant to Section 2.1 hereof on or around July 1, 1999 shall not be eligible to receive Automatic Non-Employee Director’s Options hereunder.

5.2 Grants of Stock Options. Except as provided otherwise in Section 5.1, each Non-Employee Director shall be granted Automatic Non-Employee Director’s Options as follows:

(a) Automatic Initial Grant of Options. Each person who becomes a Non-Employee Director shall be automatically awarded and issued on the date of his or her first election to the Board, without further action of the Board or the Committee, an Automatic Non-Employee Director’s Option to purchase 50,000 shares of Common Stock. An option described in this Section 5.2(a) shall hereinafter be referred to as an “Initial Grant.”

(b) Automatic Annual Grant of Options. On the day immediately following the date of each annual meeting of stockholders of the Company (the “Current Annual Meeting”), beginning with the annual meeting that occurs in 2008, each Non-Employee Director (other than a Non-Employee Director who received an Initial Grant at the Current Annual Meeting) shall be automatically awarded and issued on such date, without further action of the Board or the Committee, an Automatic Non-Employee Director’s Option to purchase 5,000 shares of Common Stock (an “Annual Grant”); provided that in the case of an Annual

Grant to a Non-Employee Director who received an Initial Grant within the twelve-month period ending on the date of the Current Annual Meeting, the number of shares subject to such Annual Grant shall be 5,000 multiplied by a fraction, the numerator of which is the number of days in the period beginning on the day after the date of such Initial Grant and ending on the day of the Current Annual Meeting, and the denominator of which is 365.

(c) Option Price. The purchase price per share of Common Stock subject to each Automatic Non-Employee Director’s Option shall be 100 percent of the Fair Market Value of a share of Common Stock on the date such option is granted.

(d) Exercisability. Except as otherwise provided herein, each Automatic Non-Employee Director’s Option shall not be exercisable until the last day of the calendar month following the calendar month in which such option is granted (the “Initial Date of Exercisability”); provided that, each Initial Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 47 calendar months following the Initial Date of Exercisability with respect to 1/48 of the shares of Common Stock subject to the Initial Grant on the date of its grant. Each Annual Grant shall become exercisable incrementally on its Initial Date of Exercisability and on the last day of each of the next 11 calendar months following the Initial Date of Exercisability with respect to one-twelfth of the shares of Common Stock subject to such Annual Grant on the date of its grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Automatic Non-Employee Director’s Options shall be exercisable in accordance with Section 2.1(c).

(e) Options Granted Prior to Reference Date. Notwithstanding Section 5.2(d), no option granted prior to the Reference Date pursuant to this Article V shall be exercisable until the Reference Date, at which time such option shall become exercisable for the same number of shares for which such option would have been exercisable under Section 5.2(d) as of the Reference Date. Such option shall thereafter continue to become exercisable in accordance with Section 5.2(d). The number of shares of Common Stock subject to each such option, and the exercise price thereof, shall be adjusted in accordance with the Agreement setting forth the terms of such option.

5.3 Option Period and Termination of Directorship.

(a) Term and Termination of Option. The maximum term of each Automatic Non-Employee Director’s Option shall be the date that is 10 years after the date that it was granted, or such earlier date specified in such Non-Employee Director’s award Agreement (the “Expiration Date”). Each Automatic Non-Employee Director’s Option shall terminate, to the extent not exercised or earlier terminated pursuant to the terms of this Article V, on its Expiration Date. In no event may an Automatic Non-Employee Director’s Option be exercised, in whole or in part, after it terminates.

(b) Termination of Directorship Other than by Death, Disability or Retirement. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company for any reason other than death, Disability, or “Retirement” (as defined in Section 5.3(e)), the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such holder’s ceasing to be a director and may thereafter be exercised for a period of five years from the effective date of such holder’s ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(c) Death. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of death, the option shall become exercisable as of the date of death with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of one year from the date of death or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(d) Disability. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of Disability, the option shall become exercisable as of the effective date of such holder’s ceasing to be a director with respect to any or all of the shares subject to such option and may thereafter be exercised for a period of five years from the effective date of such holder’s ceasing to be a director or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety. For purposes of this Article V, “Disability” shall mean the inability of an individual to fully perform the duties of a director of the Company for a continuous period in excess of 360 days, as determined by the Board in its sole discretion.

(e) Retirement. If the holder of an Automatic Non-Employee Director’s Option ceases to be a director of the Company by reason of retirement after such holder has completed five years of service as a director of the Company and is at least 55 years of age (“Retirement”), the option shall remain exercisable with respect to the number of shares subject to such option that are exercisable upon the effective date of such Retirement, and may thereafter be exercised for a period of five years from the effective date of such Retirement or until the Expiration Date, whichever period is shorter, after which the Automatic Non-Employee Director’s Option shall terminate in its entirety.

(f) Death After Termination of Directorship. If the holder of an Automatic Non-Employee Director’s Option dies after ceasing to be a director of the Company, the option shall be exercisable only to the extent that it is exercisable on the date of such holder’s death and may thereafter be exercised only for that period of time for which the option is exercisable immediately prior to the holder’s death pursuant to Sections 5.3(b) through (e).

VI. GENERAL

6.1 Number. Except where otherwise indicated by the context, any plural term used in this Plan includes the singular and a singular term includes the plural.

6.2 Severability. If any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

6.3 Requirements of Law. The granting of awards and the issuance of shares of Common Stock or cash payouts under the Plan will be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required.

6.4 Securities Law Compliance. As to any individual who is, on the relevant date, an officer, director or ten percent beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

6.5 Effective Date and Term of Plan. The effective date for purposes of this amendment and restatement of the Plan shall be the date of approval by the Company’s stockholders of the amendment to increase by 1,500,000 the maximum number of shares of Common Stock under the Plan (which amendment is submitted to such stockholders for their approval at the Company’s 2008 Annual Meeting of Stockholders on May 15, 2008) (the “Effective Date”). This Plan was initially adopted by the Board and approved by the stockholders effective June 22, 1999. This Plan shall terminate ten years after its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

6.6 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 6.17), (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.7 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. A copy of such document shall be provided to the recipient, and the Committee may, but need not, require that the recipient sign a copy of such document. Such document is referred to in the Plan as an “Agreement” regardless of whether any recipient signature is required.

6.8 Non-Transferability of Awards. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the first sentence of this Section 6.8, or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except to the extent permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, other than as permitted by the first sentence of this Section 6.8 or the Agreement relating to an award, such award and all rights thereunder shall immediately become null and void.

6.9 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes that may be required to be withheld or paid in connection with such award. An Agreement may provide that: (i) the Company shall withhold whole shares of Common Stock that would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash that would otherwise be payable to a holder, in the minimum amount necessary to satisfy any such obligation; or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock that would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash that would otherwise be payable to a holder, equal to the minimum amount necessary to satisfy any such obligation, (D) in the case of the exercise of any option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B), and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B) - (E) and that in the case of a holder who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying such an obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock that would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.10 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

6.11 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price per security, the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Article V, the terms of each outstanding SAR or RSU, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share Award, Performance Units, or any other applicable award shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being: (a) available under this Plan, such fractional security shall be disregarded; or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying: (i) the fraction of such security (rounded to the nearest hundredth) by; (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award. If any such adjustment provided for in this Section 6.11 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of Incentive Stock Options will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such option within the meaning of Section 409A or 424 of the Code, the Committee may elect that such adjustment not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding option as the Committee in its sole discretion will deem equitable and that will not result in any disqualification, modification, extension or renewal (within the meaning of Section 409A or 424 of the Code) of such Incentive Stock Option.

6.12 Change in Control.

(a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be cancelled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

(i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option;

(ii) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR;

(iii) in the case of a Restricted Stock Award, RSUs, or a Performance Award, the number of shares of Common Stock or share equivalent units or the number of Performance Shares or share equivalent units, as the case may be, then subject to such award, multiplied by the greater of: (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in the Control takes place; or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control; and

(iv) in the case of Performance Units, the number of Performance Units multiplied by the per unit value of each Performance Unit.

In the event of a Change in Control in which options are cancelled, each Tandem SAR related to a cancelled option shall be surrendered by the holder thereof and shall be cancelled simultaneously with the cancellation of the related option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

In the event of a Change in Control, the Board may, but shall not be required to, substitute for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of a SAR shall be appropriately adjusted by the Committee.

(b) Prior to the consummation of a Spin-Off, “Change in Control” shall mean any event, other than a Spin-Off, after which TSC is the beneficial owner of less than a majority of the Outstanding Voting Securities. After the consummation of a Spin-Off, “Change in Control” shall mean one or more of the following events:

(1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of either: (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”); or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (D) any acquisition by a corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 6.12(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 25% or more of the Outstanding Common Stock or 25% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

(2) individuals who, as of the date of the Spin-Off constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date of the Spin-Off whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

(3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which: (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of Common Stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be; (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person that beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of Common Stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(4) the consummation of a plan of complete liquidation or dissolution of the Company.

(c)(1) With respect to any optionee who is subject to Section 16 of the Exchange Act, notwithstanding the exercise period contained in any Agreement to which such optionee is a party and notwithstanding the expiration date of the term of such option (other than an Incentive Stock Option), in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a “Pooling Transaction”) or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of: (x) the expiration date of the term of the option; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

(2) With respect to any holder of a SAR (other than a SAR that may be settled only for cash) who is subject to Section 16 of the Exchange Act, notwithstanding the exercise periods set forth in any Agreement to which such holder is a party, and notwithstanding the expiration date of the term of such SAR (other than a Tandem SAR that is related to an Incentive Stock Option), in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of: (x) the expiration date of the term of such SAR; (y) the date that is six months and one day after the consummation of such business combination; and (z) the date that is ten business days after the date of expiration of any period during which such holder many not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.13 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, TSC, or any of their subsidiaries or affiliates or affect in any manner the right of the Company, TSC, or any of their subsidiaries or affiliates to terminate the employment of any person at any time without liability hereunder.

6.14 Rights as Stockholder. Except as otherwise specified in the Plan, no person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company that is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.15 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of shares of Common Stock not yet made to a Participant by the Company, the Participant’s rights are no greater than those of a general creditor of the Company. The Committee may authorize the establishment of trusts or other arrangements to meet the obligations created under the Plan, so long as the arrangement does not cause the Plan to lose its legal status as an unfunded plan.

6.16 Waiver of Jury Trial. Each Participant hereby waives any respective right to a jury trial of any permitted claim or cause of action arising out of this Plan or any dealings between the Participant and the Company Parties relating to the subject matter of the Plan. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Plan, including, without limitation, contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to the Plan.

6.17 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to the principles of conflicts of laws.

VII. DEFERRALS AND SECTION 409A

7.1 Purpose. As provided in an Agreement, the Committee may permit or require a Participant to defer receipt of cash or shares of Common Stock that would otherwise be due to him or her under the Plan or otherwise create a deferred compensation arrangement (as defined in Section 409A of the Code) in accordance with this Article VII.

7.2 Initial Deferral Elections. The deferral of an award under the Plan or compensation otherwise payable to the Participant shall be set forth in the terms of the Agreement or as elected by the Participant pursuant to such rules and procedures as the Committee may establish. Any such initial deferral election by a Participant will designate a time and form of payment and shall be made at such time as provided below:

(a) A Participant may make a deferral election with respect to an award under the Plan (or compensation giving rise thereto) at any time in any calendar year preceding the year in which service giving rise to such compensation or award is rendered.

(b) In the case of the first year in which a Participant becomes eligible to receive an award or defer compensation under the Plan, the Participant may make a deferral election within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the award or compensation attributable to service to be performed subsequent to the election.

(c) Where the grant of an award under the Plan or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months in which the Participant performs service, a Participant may make a deferral election no later than six months prior to the end of the applicable performance period.

(d) Where the vesting of an award under the Plan is contingent upon the Participant’s continued service for a period of no less than 13 months, the Participant may make a deferral election within 30 days of receiving an award.

(e) A Participant may make a deferral election in other circumstances and at such times as may be permitted under Section 409A of the Code.

7.3 Distribution Dates. Any deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Agreement or a separate election form, which may include the earliest or latest of one or more of the following:

(a) a fixed date as set forth in the Agreement or pursuant to a Participant’s election;

(b) the Participant’s death;

(c) the Participant’s “disability,” as defined in Section 409A of the Code;

(d) a “change in control,” as defined in Section 409A of the Code;

(e) an “unforeseeable emergency,” as defined in Section 409A of the Code and implemented by the Committee;

(f) a Participant’s “separation from service,” as defined in Section 409A of the Code or, in the case of a “specified employee” (as defined in Section 409A of the Code) six months following the Participant’s “separation from service”; or

(g) such other events as permitted under Section 409A of the Code and the regulations and guidance thereunder.

7.4 Restrictions on Distributions. No distribution of a deferral may be made pursuant to the Plan if the Committee reasonably determines that such distribution would: (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Section 162(m) of the Code; or (iii) jeopardize the Company’s ability to continue as a going concern. In any such case, distribution shall be made at the earliest date at which the Committee determines such distribution would not trigger clause (i), (ii) or (iii) above.

7.5 Redeferrals. The Company, in its discretion, may permit an Employee to make a subsequent election to delay a distribution date, or, as applicable, to change the form distribution payments, attributable to one or more events triggering a distribution, so long as: (i) such election may not take effect until at least 12 months after the election is made; (ii) such election defers the distribution for a period of not less than five years from the date such distribution would otherwise have been made; and (iii) such election may not be made less than 12 months prior to the date the distribution was to be made.

7.6 Termination of Deferred Compensation Arrangements. In addition, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(a) the arrangement may be terminated within the 30 days preceding, or 12 months following, a change in control, as defined in Section 409A, provided that all payments under such arrangement are distributed in full within 12 months after termination;

(b) the arrangement may be terminated in the Committee’s discretion at any time provided that (i) all deferred compensation arrangements of similar type maintained by the Company are terminated, (ii) all payments are made at least 12 months and no more than 24 months after the termination, and (iii) the Company does not adopt a new arrangement of similar type for a period of five years following the termination of the arrangement; and

(c) the arrangement may be terminated within 12 months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A) provided that the payments under the arrangement are distributed by the latest of the: (i) the end of the calendar year of the termination; (ii) the calendar year in which such payments are fully vested; or (iii) the first calendar year in which such payment is administratively practicable.

7.7. Interpretation and Section 409A Payments. Any award under the Plan is intended either: (i) to be exempt from Section 409A of the Code under the stock right, short-term deferral or other exceptions available under Section 409A; or (ii) to comply with Section 409A of the Code, and shall be administered in a manner consistent with such intent. For purposes of Section 409A, each payment of deferred compensation under this Plan shall be considered a separate payment.

* * * * *

eLOYALTY CORPORATION BNY MELLON 200 WEST MONROE SUITE 1590 CHICAGO, IL 60606

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to eLoyalty Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ELOYT1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

eLOYALTY CORPORATION	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
ITEMS 1, 2 AND 3.
Vote on Directors	☐	☐	☐
1.	ELECTION OF DIRECTORS
Nominees:
01) Kelly D. Conway
02) Michael J. Murray

as Class III Directors for a three-year term. If either such nominee should be unavailable, the proxies or any of them may vote for a substitute nominee at their direction.

Vote On Proposals	For	Against	Abstain

2.	To approve the amendment and restatement of the eLoyalty Corporation 1999 Stock Incentive Plan to increase the maximum number of shares available for issuance under the Plan by 1,500,000.	☐	☐	☐

3.	To ratify Grant Thornton LLP as eLoyalty’s independent public accountants for 2008.	☐	☐	☐

4.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

eLOYALTY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2008

The stockholder(s) hereby appoint(s) KELLY D. CONWAY, JOHN T. KOHLER and JOHN C. STALEY, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (1) eLoyalty Common Stock, par value $0.01 per share, and (2) eLoyalty 7% Series B Convertible Preferred Stock, par value $0.01 per share, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Central Time on May 15, 2008, at the LaQuinta Inn & Suites, 2000 S. Lakeside Drive, Bannockburn, Illinois, 60015, and any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE